                                                                       EXHIBIT 2

================================================================================


                          AGREEMENT AND PLAN OF MERGER

                           dated as of August 27, 1995

                                     between

                          CHEMICAL BANKING CORPORATION

                                       and

                         THE CHASE MANHATTAN CORPORATION


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



                                TABLE OF CONTENTS

                                                                                                                     Page

                                    ARTICLE I

                                           THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . .   2
         1.1.  Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2.  Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3.  Effects of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                   ARTICLE II

                                           EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                                           CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES   . . . . . . . . . .   3
         2.1.  Effect on Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                    (a)  Cancellation of Treasury Stock and Chemical-Owned Stock, etc.  . . . . . . . . . . . . . .   3
                    (b)  Conversion of Chase Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                    (c)  Conversion of Chase Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.2.  Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                    (a)  Exchange Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                    (b)  Exchange Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                    (c)  Distributions with Respect to Unexchanged Shares; Voting   . . . . . . . . . . . . . . . .   6
                    (d)  No Further Ownership Rights in Chase Common Stock or Chase Preferred Stock  .  . . . . . .   6
                    (e)  No Fractional Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                    (f)  Termination of Exchange Fund   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                    (g)  No Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                   ARTICLE III

                                           REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . .   8
         3.1.  Representations and Warranties of Chase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                    (a)  Organization, Standing and Power   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                    (b)  Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                    (c)  Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                    (d)  SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                    (e)  Information Supplied   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                    (f)  Compliance with Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                    (g)  Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                    (h)  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                    (i)  Certain Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                    (j)  Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                    (k)  Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                    (l)  Agreements with Bank Regulators  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                                                                                    Page


                    (m)  Absence of Certain Changes or Events   . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                    (n)  Section 203 of the DGCL and Certain Provisions of
                             Certificate of Incorporation Not Applicable  . . . . . . . . . . . . . . . . . . . . .  16
                    (o)  Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                    (p)  Accounting Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                    (q)  Chase Rights Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                    (r)  Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                    (s)  Ownership of Chemical Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                    (t)  Brokers or Finders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.2.  Representations and Warranties of Chemical . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                    (a)  Organization, Standing and Power   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                    (b)  Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                    (c)  Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                    (d)  SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                    (e)  Information Supplied   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                    (f)  Compliance with Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                    (g)  Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                    (h)  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                    (i)  Certain Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                    (j)  Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                    (k)  Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                    (l)  Agreements with Bank Regulators  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                    (m)  Absence of Certain Changes or Events   . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                    (n)  Section 203 of the DGCL Not Applicable   . . . . . . . . . . . . . . . . . . . . . . . . .  25
                    (o)  Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                    (p)  Accounting Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                    (q)  Chemical Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                    (r)  Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                    (s)  Ownership of Chase Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                    (t)  Brokers or Finders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                   ARTICLE IV

                                              COVENANTS RELATING TO CONDUCT OF BUSINESS   . . . . . . . . . . . . .  26
         4.1.  Covenants of Chase and Chemical  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                    (a)  Ordinary Course  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                    (b)  Dividends; Changes in Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                    (c)  Issuance of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                    (d)  Governing Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                    (e)  No Solicitations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                    (f)  No Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                    (g)  No Dispositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                    (h)  Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                    (i)  Other Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                    (j)  Advice of Changes; Government Filings  . . . . . . . . . . . . . . . . . . . . . . . . . .  30

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
                                                                                                                    Page

                    (k)  Accounting Methods   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                    (l)  Pooling and Tax-Free Reorganization Treatment  . . . . . . . . . . . . . . . . . . . . . .  31
                    (m)  Compensation and Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                    ARTICLE V

                                                        ADDITIONAL AGREEMENTS   . . . . . . . . . . . . . . . . . .  32
         5.1.  Preparation of S-4, and the Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.2.  Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.3.  Stockholder Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.4.  Legal Conditions to Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.5.  Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.6.  Stock Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.7.  Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.8.  Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.9.  Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.10.  Governance; Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.11.  Indemnification; Directors' and Officers' Insurance . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.12.  Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.13.  Additional Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                   ARTICLE VI

                                                         CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . .  38
         6.1.  Conditions to Each Party's Obligation To Effect the Merger . . . . . . . . . . . . . . . . . . . . .  38
                    (a)  Stockholder Approval   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                    (b)  NYSE Listing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                    (c)  Other Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                    (d)  S-4  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                    (e)  No Injunctions or Restraints; Illegality   . . . . . . . . . . . . . . . . . . . . . . . .  38
                    (f)  Pooling  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                    (g)  Burdensome Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.2.  Conditions to Obligations of Chemical  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                    (a)  Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                    (b)  Performance of Obligations of Chase  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                    (c)  Consents Under Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                    (d)  Rights Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                    (e)  Tax Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.3.  Conditions to Obligations of Chase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                    (a)  Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                    (b)  Performance of Obligations of Chemical   . . . . . . . . . . . . . . . . . . . . . . . . .  40
                    (c)  Consents Under Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                    (d)  Rights Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                    (e)  Tax Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                    (f)  Authorization of Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41


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
                                                                                                                    Page

                                   ARTICLE VII

                                                      TERMINATION AND AMENDMENT   . . . . . . . . . . . . . . . . .  41
         7.1.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.2.  Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.3.  Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.4.  Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                  ARTICLE VIII

                                                          GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . .  43
         8.1.  Nonsurvival of Representations, Warranties and Agreements  . . . . . . . . . . . . . . . . . . . . .  43
         8.2.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.3.  Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         8.4.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         8.5.  Entire Agreement; No Third Party Beneficiaries;
                 Rights of Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         8.6.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         8.7.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         8.8.  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

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



                             Index of Defined Terms

                                                                                                                       Page

Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Bank Regulators . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
BHC Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Burdensome Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Certificate of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
CFTC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Chase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Chase 10.84% Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Chase 10-1/2% Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Chase 8.32% Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Chase 8.40% Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Chase 8-1/2% Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Chase 9.08% Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Chase 9.76% Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Chase Adjustable Rate Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Chase Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Chase Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Chase Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Chase Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Chase Junior Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Chase Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Chase Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Chase Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Chase Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Chase Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Chase SAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Chase SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Chase Stock Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Chase Stock Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Chase Stock Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Chase Stock Purchase Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Chase Unit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Chase's Current Premium . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Chemical  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Chemical Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Chemical Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Chemical Class B Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Chemical Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Chemical Common Stock Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Chemical Junior Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Chemical Merger Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

                                                                                                                       Page

Chemical Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Chemical Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Chemical Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Chemical Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Chemical SARs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Chemical SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Chemical Stock Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Chemical Stock Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Common Shares Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Constituent Corporations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
DGCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
DPC shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Employee Benefits Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Excess Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Exchange Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Exchange Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
FDIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Federal Reserve . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
FRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
incentive stock options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Indemnified Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
material adverse effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
NYSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Representatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Requisite Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
S-4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SBA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SBIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                                                                                       Page

Significant Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
State Banking Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
State Takeover Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Stock Option Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
takeover proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
trust account shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
U.S. Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Voting Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

          AGREEMENT AND PLAN OF MERGER dated as of August 27, 1995 (this "Agreement") between CHEMICAL BANKING CORPORATION, a Delaware corporation ("Chemical"), and THE CHASE MANHATTAN CORPORATION, a Delaware corporation ("Chase").

                 WHEREAS, the Boards of Directors of Chemical and Chase have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the business combination transaction provided for herein in which Chase would merge with and into Chemical (the "Merger");

                 WHEREAS, the Boards of Directors of Chemical and Chase have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

                 WHEREAS, concurrently with the execution and delivery of this Agreement, (i) as a condition and inducement to Chemical's willingness to enter into this Agreement and the Chemical Stock Option Agreement referred to below, Chemical and Chase are entering into a Stock Option Agreement dated as of the date hereof in the form of Exhibit 1.1(a) (the "Chase Stock Option Agreement") pursuant to which Chase is granting to Chemical an option to purchase shares of the Common Stock, par value $2.00 per share, of Chase (the "Chase Common Stock") and (ii) as a condition and inducement to Chase's willingness to enter into this Agreement and the Chase Stock Option Agreement, Chase and Chemical are entering into a Stock Option Agreement dated as of the date hereof in the form of Exhibit 1.1(b) (the "Chemical Stock Option Agreement", and together with the Chase Stock Option Agreement, the "Stock Option Agreements"), pursuant to which Chemical is granting to Chase an option to purchase shares of the Common Stock, par value $1.00 per share, of Chemical (the "Chemical Common Stock", which term shall, unless the context indicates otherwise, also refer to and include the associated rights ("Chemical Rights") to purchase one one-hundredth of a share of Junior Participating Preferred Stock, par value $1.00 per share ("Chemical Junior Preferred Stock"), of Chemical pursuant to the Rights Agreement, dated as of April 13, 1989 (the "Chemical Rights Agreement"), between Chemical and Chemical Bank, as Rights Agent);

                 WHEREAS, Chemical and Chase desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                 WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                 WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests"; and

                 WHEREAS, promptly following the consummation of the Merger, the parties hereto intend that Chemical Bank, a New York banking corporation and a wholly-owned subsidiary of Chemical ("Chemical Bank"), and The Chase Manhattan Bank, N.A., a national banking association and a wholly-owned subsidiary of Chase ("Chase Bank"), be merged;

                 NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Stock Option Agreements, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                 1.1. Effective Time of the Merger. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by Chemical, on behalf of the Surviving Corporation (as defined in Section 1.3(b)), and thereafter delivered to the Secretary of State of the State of Delaware, for filing, as provided in the Delaware General Corporation Law (the "DGCL"), on the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

                 1.2. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be the first day which is (a) the last business day of a month and (b) at least two business days after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at such location in The City of New York as is agreed to in writing by the parties hereto.

                 1.3. Effects of the Merger. (a) At the Effective Time (i) Chase shall be merged with and into Chemical and the separate existence of Chase shall cease, (ii) the Certificate of Incorporation of Chemical as in effect immediately prior to the Effective Time (as amended to increase the number of authorized shares of Chemical Common Stock, to designate and establish the terms of the Chemical Merger Preferred Stock (as defined in Section 2.1(c)) and to change the name of Chemical, all as contemplated by this Agreement, and with such other amendments thereto as may be contemplated by this Agreement) shall be the Certificate of Incorporation of the Surviving Corporation and (iii) the By-laws of Chemical as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

                 (b) As used in this Agreement, "Constituent Corporations" shall mean each of Chemical and Chase, and "Surviving Corporation" shall mean Chemical, at and after the Effective Time, as the surviving corporation in the Merger.

                 (c) At and after the Effective Time, the Merger will have the effects set forth in the DGCL.

                                                                               3
                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                 2.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Chase Common Stock or Chase Preferred Stock (as defined in Section 2.1(c)):

                 (a) Cancellation of Treasury Stock and Chemical-Owned Stock, etc. All shares of Chase Common Stock and Chase Preferred Stock that are owned by Chase as treasury stock and all shares of Chase Common Stock or Chase Preferred Stock that are owned by Chemical or any wholly-owned Subsidiary of Chemical or of Chase (other than shares held in trust, managed, custodial or nominee accounts and the like, or held by mutual funds for which a Subsidiary of Chemical or Chase acts as investment advisor, that in any such case are beneficially owned by third parties (any such shares, "trust account shares") and shares acquired in respect of debts previously contracted (any such shares, "DPC shares")) shall be cancelled and retired and shall cease to exist and no stock of Chemical or other consideration shall be delivered in exchange therefor. All shares of Chemical Common Stock and Chemical Preferred Stock (as defined in Section 3.2(b)) that are owned by Chase (other than trust account shares and DPC shares) shall become treasury stock. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                 (b) Conversion of Chase Common Stock. Subject to Section 2.2(e), each share of Chase Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.1(a)) shall be converted into
         1.04 fully paid and nonassessable shares of Chemical Common Stock. All such shares of Chase Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the shares of Chemical Common Stock into which such Chase Common Stock has been converted. Certificates previously representing shares of Chase Common Stock shall be exchanged for certificates representing whole shares of Chemical Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.2, without interest.

                                                                               4
                 (c) Conversion of Chase Preferred Stock. Each share of the following series of preferred stock of Chase, without par value (collectively, the "Chase Preferred Stock"), issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.1(a)) shall be converted into shares of Preferred Stock of Chemical, with a par value of $1.00 per share (collectively, the "Chemical Merger Preferred Stock"), as follows:

                               (i) Each such share of Preferred Stock, 10-1/2%
                 Series G, stated value $25.00 per share, of Chase (the "Chase 10-1/2% Preferred Stock") shall be converted into one share of preferred stock of Chemical having substantially the same terms as the Chase 10-1/2% Preferred Stock.

                              (ii) Each such share of Preferred Stock, 9.76%
                 Series H, stated value $25.00 per share, of Chase (the "Chase 9.76% Preferred Stock") shall be converted into one share of preferred stock of Chemical having substantially the same terms as the Chase 9.76% Preferred Stock.

                             (iii) Each such share of Preferred Stock, 10.84%
                 Series I, stated value $25.00 per share, of Chase (the "Chase 10.84% Preferred Stock") shall be converted into one share of preferred stock of Chemical having substantially the same terms as the Chase 10.84% Preferred Stock.

                             (iv) Each such share of Preferred Stock, 9.08%
                 Series J, stated value $25.00 per share, of Chase (the "Chase 9.08% Preferred Stock") shall be converted into one share of preferred stock of Chemical having substantially the same terms as the Chase 9.08% Preferred Stock.

                               (v) Each such share of Preferred Stock, 8-1/2%
                 Series K, stated value $25.00 per share, of Chase (the "Chase 8-1/2% Preferred Stock") shall be converted into one share of preferred stock of Chemical having substantially the same terms as the Chase 8-1/2% Preferred Stock.

                              (vi) Each such share of Preferred Stock, 8.32%
                 Series L, stated value $25.00 per share, of Chase (the "Chase 8.32% Preferred Stock") shall be converted into one share of preferred stock of Chemical having substantially the same terms as the Chase 8.32% Preferred Stock.

                             (vii) Each such share of Preferred Stock, 8.40%
                 Series M, stated value $25.00 per share, of Chase (the "Chase 8.40% Preferred Stock") shall be converted into one share of preferred stock of Chemical having substantially the same terms as the Chase 8.40% Preferred Stock.

                            (viii) Each such share of Preferred Stock,
                 Adjustable Rate Series N, stated value $25.00 per share, of Chase (the "Chase Adjustable Rate Preferred Stock") shall be converted into one share of preferred stock of Chemical having substantially the same terms as the Chase Adjustable Rate Preferred Stock.

                                                                               5
                          All of the shares of Chase Preferred Stock converted into Chemical Merger Preferred Stock pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate previously representing any such shares of Chase Preferred Stock shall thereafter represent the shares of Chemical Merger Preferred Stock into which such Chase Preferred Stock has been converted. Certificates previously representing shares of Chase Preferred Stock shall be exchanged for certificates representing whole shares of corresponding Chemical Merger Preferred Stock issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.2 hereof, without interest.

                 2.2. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Chemical shall deposit, or shall cause to be deposited, with Chemical Bank or another affiliate of Chemical or such other bank or trust company as may be mutually designated by Chemical and Chase (the "Exchange Agent"), for the benefit of the holders of certificates which immediately prior to the Effective Time evidenced shares of Chase Common Stock and Chase Preferred Stock (the "Chase Certificates"), for exchange in accordance with this Article II, certificates representing the shares of Chemical Common Stock and Chemical Merger Preferred Stock (such certificates for shares of Chemical Common Stock and Chemical Merger Preferred Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for such shares of Chase Common Stock and Chase Preferred Stock.

                 (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of shares of Chase Common Stock or Chase Preferred Stock immediately prior to the Effective Time whose shares were converted into shares of Chemical Common Stock or Chemical Merger Preferred Stock pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Chase Certificates shall pass, only upon delivery of the Chase Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Chemical and Chase may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Chase Certificates in exchange for certificates representing shares of Chemical Common Stock and Chemical Merger Preferred Stock, as the case may be. Upon surrender of a Chase Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Chase Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Chemical Common Stock or Chemical Merger Preferred Stock which such holder has the right to receive in respect of the Chase Certificate surrendered pursuant to the provisions of this Article II (after taking into account all shares of Chase Common Stock then held by such holder), and the Chase Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Chase Common Stock or Chase Preferred Stock which is not registered in the transfer records of Chase, a certificate representing the proper number of shares of Chemical Common Stock or Chemical Merger Preferred Stock may be issued to a transferee if the Chase Certificate representing such Chase Common Stock or Chase Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock

                                                                               6
transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Chase Certificate shall be deemed at any time after the Effective Time to represent only the Chemical Common Stock or Chemical Merger Preferred Stock into which the shares of Chase Common Stock or Chase Preferred Stock represented by such Chase Certificate have been converted as provided in this Article II and the right to receive upon such surrender cash in lieu of any fractional shares of Chemical Common Stock as contemplated by this Section 2.2.

                 (c) Distributions with Respect to Unexchanged Shares; Voting.
(i) No dividends or other distributions declared or made after the 30th day following the Effective Time with respect to Chemical Common Stock or Chemical Merger Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Chase Certificate with respect to the shares of Chemical Common Stock or Chemical Merger Preferred Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), until the holder of such Chase Certificate shall surrender such Chase Certificate. Subject to the effect of applicable laws, following surrender of any such Chase Certificate, there shall be paid to the holder of the certificates representing whole shares of Chemical Common Stock or Chemical Merger Preferred Stock issued in exchange therefor, without interest, (A) at the time of such surrender or as promptly after the sale of the Excess Shares (as defined in Section 2.2(e)) as practicable, the amount of any cash payable with respect to a fractional share of Chemical Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole shares of Chemical Common Stock or Chemical Merger Preferred Stock, and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Chemical Common Stock or Chemical Merger Preferred Stock.

                    (ii) Former holders of record as of the Effective Time of shares of Chase Common Stock and Chase Preferred Stock shall be entitled, at and after the Effective Time, to vote the number of shares of Chemical Common Stock and Chemical Merger Preferred Stock into which their shares of Chase Common Stock and Chase Preferred Stock shall have been converted, regardless of whether the Chase Certificates formerly representing such shares shall have been surrendered in accordance with this Section 2.2 or certificates evidencing such Chemical Common Stock or Chemical Merger Preferred Stock, as the case may be, shall have been issued in exchange therefor.

                 (d) No Further Ownership Rights in Chase Common Stock or Chase Preferred Stock. All shares of Chemical Common Stock or Chemical Merger Preferred Stock issued upon conversion of shares of Chase Common Stock or Chase Preferred Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Chase Common Stock or Chase Preferred Stock (including with respect to the Chase Rights (as defined in Section 3.1(b)(i)), subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective

Time which may have been declared or made by Chase on such shares of Chase Common Stock or Chase Preferred Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Chase Common Stock or Chase Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Chase Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

                 (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Chemical Common Stock shall be issued upon the surrender for exchange of Chase Certificates evidencing Chase Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Surviving Corporation.

                   (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Chemical Common Stock delivered to the Exchange Agent by Chemical pursuant to
Section 2.2(a) over (y) the aggregate number of full shares of Chemical Common Stock to be distributed to holders of Chase Common Stock pursuant to Section 2.2(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent, as agent for the holders of Chase Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in paragraph (iii) of this Section.

                   (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Chase Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of Chase Common Stock (the "Common Shares Trust"). The Surviving Corporation shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Chase Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Chase Common Stock is entitled (after taking into account all shares of Chase Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Chase Common Stock are entitled.

                    (iv) Notwithstanding the provisions of clauses (ii) and
(iii), above, Chemical may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in said clauses, to pay each holder of Chase Common Stock an amount in cash equal to the product obtained by multiplying (a) the fractional share interest to which such holder (after taking into account all shares of Chase Common Stock held at the Effective Time by such holder) would otherwise be entitled by (b) the closing price for a share of Chemical Common Stock on the NYSE Composite Transaction Tape on the first business day immediately preceding the Effective Time, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this clause (iv).

                    (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Chase Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Chase Common Stock subject to and in accordance with the terms of Section 2.2(c).

                 (f) Termination of Exchange Fund. Any portion of the Exchange Fund and Common Shares Trust which remains undistributed to the stockholders of Chase for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any stockholders of Chase who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their claim for Chemical Common Stock or Chemical Merger Preferred, as the case may be, any cash in lieu of fractional shares of Chemical Common Stock and any dividends or distributions with respect to Chemical Common Stock or Chemical Merger Preferred Stock.

                 (g) No Liability. Neither Chemical nor Chase nor the Surviving Corporation shall be liable to any holder of shares of Chase Common Stock, Chase Preferred Stock, Chemical Common Stock or Chemical Merger Preferred Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Common Shares Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                 3.1. Representations and Warranties of Chase. Chase represents and warrants to Chemical as follows:

                 (a) Organization, Standing and Power. Chase is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Chase Bank is a wholly-owned Subsidiary of Chase and a national banking association organized under the laws of the United States. Each of Chase and its Significant Subsidiaries (as defined below) is a bank or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a material adverse effect on Chase. The Certificate of Incorporation and By-laws of Chase, copies of which were previously furnished to Chemical, are true, complete and correct copies of such documents as in effect on the date of this Agreement. As used in this Agreement, (i) a "Significant Subsidiary" means any Subsidiary of Chase or Chemical, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"), (ii) any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses or results of operations of such entity and its Subsidiaries taken as a whole and (iii) the term "material adverse effect" (other than as set forth in Section 6.1(g)) means, with respect to any entity, a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, businesses or results of operations of such entity and its Subsidiaries taken as a whole or on the ability of such entity to perform its obligations hereunder on a timely basis.

                 (b) Capital Structure. (i) As of the date hereof, the authorized capital stock of Chase consists of 500,000,000 shares of Chase Common Stock and 100,000,000 shares of Chase Preferred Stock. At the close of business on July 31, 1995, (A) 173,624,034 shares of Chase Common Stock were outstanding, 3,302,544 shares of Chase Common Stock were reserved for issuance upon the exercise of Warrants (the "Warrants") issued pursuant to the Warrant Agreement by and between Chase and Mellon Securities Trust Company dated as of July 24, 1992, 25,794,790 shares of Chase Common Stock were reserved for issuance upon the exercise of outstanding stock options or pursuant to The Chase Manhattan 1994 Long-Term Incentive Plan, The Chase Manhattan 1987 LongTerm Incentive Plan, The Chase Manhattan 1982 Long-Term Incentive Plan, The Chase Manhattan Stock Option Program for Employees, or in connection with Chase's dividend reinvestment and stock purchase plan (such stock options and plans collectively, the "Chase Stock Plans"), 11,725,806 shares of Chase Common Stock were reserved for issuance in connection with the proposed acquisition of U.S. Trust Corporation pursuant to the terms of the acquisition agreement dated November 18, 1994, as in effect on the date hereof (the "U.S. Trust Agreement"), and 13,668,900 shares of Chase Common Stock were held by Chase in its treasury or by its Subsidiaries (other than as trust account shares or as DPC shares), (B) 56,000,000 shares of Chase Preferred Stock were outstanding, consisting of 5,600,000 shares of Chase 10.50% Preferred, 4,000,000 shares of Chase 9.76% Preferred, 8,000,000 shares of Chase 10.84% Preferred, 6,000,000 shares of Chase 9.08% Preferred, 6,800,000 shares of Chase 8.50% Preferred, 9,600,000 shares of Chase 8.32% Preferred, 6,900,000 shares of Chase 8.40% Preferred, and 9,100,000 shares of Chase Adjustable Rate Preferred, and (C) 2,500,000 shares of Junior Participating Preferred Stock (the "Chase Junior Preferred Stock") were reserved for issuance upon exercise of the rights (the "Chase Rights") distributed to the holders of Chase Common Stock pursuant to the Rights Agreement dated as of February 15, 1989 between Chase and Chase Bank, as Rights Agent (the "Chase Rights Agreement"). All outstanding shares of Chase Common Stock and Chase Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights. The shares of Chase Common Stock which may be issued pursuant to the Chase Stock Option Agreement have been duly authorized and, if and when issued pursuant to the terms thereof, will be validly issued, fully paid and non-assessable and not subject to preemptive rights.

                            (ii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote ("Voting Debt") of Chase are issued or outstanding.

                           (iii) As of the date of this Agreement, except for this Agreement, the Warrants, $150,000,000 aggregate principal amount of Subordinated Notes due 1999 of Chase Bank with attached Equity Contracts (the "Chase Stock Purchase Contracts"), Chase Stock Options (as defined in Section 5.8), the U.S. Trust Agreement and the Chase Stock Option Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which Chase or any Subsidiary of Chase is a party or by which it is bound obligating Chase or any Subsidiary of Chase to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of Chase or of any Subsidiary of Chase or obligating Chase or any Subsidiary of Chase to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Assuming compliance by Chemical (and the Surviving Corporation) with Section 5.8, after the Effective Time, there will be no option, warrant, call, right or agreement obligating Chase or any Subsidiary of Chase to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of Chase or any Subsidiary of Chase, or obligating Chase or any Subsidiary of Chase to grant, extend or enter into any such option, warrant, call, right or agreement. As of the date hereof, there are no outstanding contractual obligations of Chase or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Chase or any of its Subsidiaries, other than the Chase Stock Option Agreement.

                            (iv) Since July 31, 1995, Chase has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of Chase or any of its Subsidiaries, other than pursuant to and as required by the terms of the Chase Stock Purchase Contracts, the Chase Rights Agreement, the Chase Stock Option Agreement, the dividend reinvestment and stock purchase plan referred to above, and any employee stock options issued prior to the date hereof under the Chase Stock Plans and outstanding on such date (or in the ordinary course of business as permitted by such plans and consistent with past practice); (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more Chase Subsidiaries, any shares of capital stock of Chase or any of its Subsidiaries (other than the acquisition of trust account shares and DPC shares);

         or (C) declared, set aside, made or paid to the stockholders of Chase dividends or other distributions on the outstanding shares of capital stock of Chase, other than (x) regular quarterly cash dividends on the Chase Common Stock at a rate not in excess of the regular quarterly cash dividends most recently declared by Chase prior to the date of this Agreement and (y) cash dividends on the Chase Preferred Stock as required by the terms thereof as in effect on the date hereof.

                             (v) Chase has terminated its dividend reinvestment and stock purchase plan effective as of the date of this Agreement; provided that such termination shall not preclude Chase from the issuance after the date hereof of Chase Common Stock effected pursuant to the reinvestment under such plan of the Chase Common Stock dividend payable on August 15, 1995.

                 (c) Authority. (i) Chase has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and, subject to approval of this Agreement by the requisite vote of the holders of Chase Common Stock, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Chase, subject in the case of the consummation of the Merger contemplated hereby to the approval of this Agreement by the stockholders of Chase. This Agreement and the Stock Option Agreements have been duly executed and delivered by Chase and each constitutes a valid and binding obligation of Chase, enforceable in accordance with its terms.

                            (ii) The execution and delivery of this Agreement and the Stock Option Agreements do not or will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to, any provision of the Certificate of Incorporation or By-laws of Chase or any Subsidiary of Chase or, except as disclosed in writing to the other party prior to the date hereof and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan (as defined in Section 3.1(j)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Chase or any Subsidiary of Chase or their respective properties or assets, which Violation, individually or in the aggregate, would have a material adverse effect on Chase.

                           (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to Chase or any Subsidiary of Chase in connection with the execution and delivery of this Agreement and the Stock Option Agreements by Chase or the consummation by Chase of the transactions contemplated hereby and thereby, the failure to make or obtain which would have a material adverse effect on Chase, except for (A) the filing of applications and notices with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the BHC Act, the Federal Reserve Act (the "FRA") and the Federal Deposit Insurance Act ("FDIA") and approval of same, (B) the filing with the SEC of (1) a joint proxy statement in definitive form relating to the meetings of Chase's and Chemical's stockholders to be held in connection with the Merger (the "Proxy Statement") and (2) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Stock Option Agreements and the transactions contemplated hereby and thereby and the obtaining from the SEC of such orders as may be required in connection therewith, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Chase is qualified to do business, (D) if necessary, the filing of an application with the Superintendent of Banks and the Banking Board of the State of New York and such other applications, filings, authorizations, orders and approvals as may be required under the banking laws of other states, and approval thereof (collectively, the "State Banking Approvals") and pursuant to any applicable state takeover laws ("State Takeover Approvals"), (E) filings pursuant to
         Article 31-B of the New York Tax Law, (F) consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal securities laws relating to the regulation of broker-dealers, investment companies and investment advisors and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations of the SEC and the Commodity Futures Trading Commission (the "CFTC") thereunder and of any applicable industry self-regulatory organizations, and the rules of the NYSE, or which are required under consumer finance, mortgage banking and other similar laws, (G) notices under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (H) such filings, authorizations, orders and approvals as may be required under foreign laws and (I) such filings, notifications and approvals as are required under the Small Business Investment Act of 1958 ("SBIA") and the rules and regulations of the Small Business Administration ("SBA") thereunder.

                 (d) SEC Documents. Chase has made available to Chemical a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Chase with the SEC (other than reports filed pursuant to Section 13(d) or 13(g) of the Exchange Act) since December 31, 1994 (as such documents have since the time of their filing been amended, the "Chase SEC Documents"), which are all the documents (other than preliminary material and reports required pursuant to Section 13(d) or 13(g) of the Exchange Act) that Chase was required to file with the SEC since such date. As of their respective dates of filing with the SEC, the Chase SEC Documents complied in all material respects with the requirements of the

         Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Chase SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Chase included in the Chase SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of Chase and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows of such companies for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the Chase SEC Documents have been so filed.

                 (e) Information Supplied. None of the information supplied or to be supplied by Chase for inclusion or incorporation by reference in
         (i) the registration statement on Form S-4 to be filed with the SEC by Chemical in connection with the issuance of shares of Chemical Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Chemical) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

                 (f) Compliance with Applicable Laws. Chase and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Chase and its Subsidiaries, taken as a whole (the "Chase Permits"). Chase and its Subsidiaries are in compliance with the terms of the Chase Permits, except where the failure so to comply, individually or in the aggregate, would not have a material adverse effect on Chase. Except as disclosed in the Chase SEC Documents filed prior to the date of this Agreement, the businesses of Chase and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Chase. Except for routine examinations by Federal or state Governmental Entities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits ("Bank Regulators"), as of the date of this Agreement, to the knowledge of Chase, no investigation by any Governmental Entity with respect to Chase or any of its Subsidiaries is pending or threatened, other than, in each case, those the outcome of which, individually or in the aggregate, as far as reasonably can be foreseen, will not have a material adverse effect on Chase.

                 (g) Litigation. As of the date of this Agreement, except as disclosed in the Chase SEC Documents filed prior to the date of this Agreement, there is no suit, action or proceeding pending or, to the knowledge of Chase, threatened, against or affecting Chase or any Subsidiary of Chase as to which there is a substantial possibility of an outcome which would, individually or in the aggregate, have a material adverse effect on Chase, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Chase or any Subsidiary of Chase having, or which, insofar as reasonably can be foreseen, in the future could have, individually or in the aggregate, any such effect.

                 (h) Taxes. Chase and each of its Subsidiaries have filed all tax returns required to be filed by any of them and have paid (or Chase has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent financial statements contained in the Chase SEC Documents reflect an adequate reserve for all taxes payable by Chase and its Subsidiaries accrued through the date of such financial statements. No material deficiencies for any taxes have been proposed, asserted or assessed against Chase or any of its Subsidiaries that are not adequately reserved for. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include, except where the context otherwise requires, all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

                 (i) Certain Agreements. Except as disclosed in the Chase SEC Documents filed prior to the date of this Agreement or as disclosed in writing to the other party prior to the date hereof and except for this Agreement, as of the date of this Agreement, neither Chase nor any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on six months or less notice involving the payment of more than $1,000,000 per annum, in the case of any such agreement with an individual, or $5,000,000 per annum, in the case of any other such agreement, or union, guild or collective bargaining agreement covering any employees in the United States, (ii) agreement with any executive officer or other key employee of Chase or any Subsidiary of Chase the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Chase or Chase Bank of the nature contemplated by this Agreement or the Chase Stock Option Agreement and which provides for the payment of in excess of $400,000, (iii) agreement with respect to any executive officer of Chase or any Subsidiary of Chase providing any term of employment or compensation guarantee extending for a period longer than three years and for the payment of in excess of $1,000,000 per annum or (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Chase Stock Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Chase Stock Option Agreement.

                 (j) Benefit Plans. (i) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (all the foregoing being herein called "Benefit Plans"), maintained or contributed to by Chase or Chase Bank (the "Chase Benefit Plans"), Chase has made available to Chemical a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, (B) such Chase Benefit Plan, (C) each trust agreement relating to such Chase Benefit Plan, (D) the most recent summary plan description for each Chase Benefit Plan for which a summary plan description is required, (E) the most recent actuarial report or valuation relating to a Chase Benefit Plan subject to Title IV of ERISA and (F) the most recent determination letter issued by the IRS with respect to any Chase Benefit Plan qualified under Section 401(a) of the Code.

                            (ii) With respect to the Chase Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Chase, there exists no condition or set of circumstances, in connection with which Chase or any of its Subsidiaries could be subject to any liability that is reasonably likely to have a material adverse effect on Chase (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

                           (iii) True and complete copies of the Chase Stock Plans as in effect on the date hereof have been provided to Chemical.

                 (k) Subsidiaries. Exhibit 21 to Chase's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 includes all the Subsidiaries of Chase as of the date of this Agreement which are Significant Subsidiaries. Chase owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Significant Subsidiary (other than directors' qualifying shares, if any). Each of Chase's Subsidiaries that is a bank (as defined in the BHC Act) is an "insured bank" as defined in the FDIA and applicable regulations thereunder. Except as provided in 12 U.S.C.
         Section 55 in the case of Chase Bank, The Chase Manhattan Bank of New Jersey, N.A. and The Chase Manhattan Private Bank (Florida), N.A., and any comparable provision of applicable state law in the case of Chase Subsidiaries that are state-chartered banks, all of the shares of capital stock of each of the Subsidiaries held by Chase or by another Chase Subsidiary are fully paid and nonassessable and are

                                                                              16
         owned by Chase or a Subsidiary of Chase free and clear of any claim, lien or encumbrance.

                 (l) Agreements with Bank Regulators. Neither Chase nor any Subsidiary of it is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulator which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has Chase been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

                 (m) Absence of Certain Changes or Events. Except as disclosed in the Chase SEC Documents filed prior to the date of this Agreement, since June 30, 1995, Chase and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, nor has there been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Chase or any of its Subsidiaries which has had, or is reasonably likely to have, a material adverse effect on Chase, and Chase and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

                 (n) Section 203 of the DGCL and Certain Provisions of Certificate of Incorporation Not Applicable. The provisions of Section 203 of the DGCL will not, assuming the accuracy of the representations contained in Section 3.2(s) (without giving effect to the knowledge qualification thereof), apply to this Agreement, the Chase Stock Option Agreement, the Merger or the transactions contemplated hereby and thereby. The provisions of Section 8.01 of Chase's Certificate of Incorporation do not and will not apply to this Agreement, the Chase Stock Option Agreement, the Merger or the transactions contemplated hereby or thereby.

                 (o) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Chase Common Stock is the only vote of the holders of any class or series of Chase capital stock necessary to approve this Agreement and the transactions contemplated hereby (assuming for purposes of this representation the accuracy of the representations contained in Section 3.2(s), without giving effect to the knowledge qualification thereof).

                 (p) Accounting Matters. Neither Chase nor, to its best knowledge, any of its affiliates, has through the date hereof taken or agreed to take any action that would prevent Chemical from accounting for the business combination to be effected by the Merger as a "pooling of interests".

                 (q) Chase Rights Agreement. The Chase Rights Agreement has been amended so as to provide that Chemical will not become an "Acquiring Person" and that no "Triggering Event", "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Chase Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the Chase Stock Option Agreement or the consummation of the Merger pursuant to the Merger Agreement or the acquisition of shares of Chase Common Stock by Chemical pursuant to the Chase Stock Option Agreement.

                 (r) Properties. Except as disclosed in the Chase SEC Documents filed prior to the date of this Agreement, Chase or one of its Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such Chase SEC Documents as being owned by Chase or one of its Subsidiaries or acquired after the date thereof which are material to Chase's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet due, (B) liens on assets of Subsidiaries of Chase which are banks incurred in the ordinary course of their banking business and (C) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Chase SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to Chase's knowledge, as of the date hereof, the lessor.

                 (s) Ownership of Chemical Common Stock. Other than pursuant to the Chemical Stock Option Agreement, as of the date hereof, neither Chase nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Chemical, which in the aggregate represent 10% or more of the outstanding shares of Chemical Common Stock (other than trust account shares).

                 (t) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Goldman, Sachs & Co. and James D. Wolfensohn Incorporated, whose fees and expenses will be paid by Chase in accordance with Chase's agreements with such firms (copies of which agreements have been delivered by Chase to Chemical prior to the date of this Agreement), and

         Chase agrees to indemnify Chemical and to hold Chemical harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by Chase or its affiliate.

                 3.2.  Representations and Warranties of Chemical.   Chemical
represents and warrants to Chase as follows:

                 (a) Organization, Standing and Power. Chemical is a bank holding company registered under the BHC Act. Chemical Bank is a wholly-owned Subsidiary of Chemical and a banking corporation organized under the laws of the State of New York. Each of Chemical and its Significant Subsidiaries is a bank, corporation or partnership duly organized, validly existing and, in the case of banks or corporations, in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a material adverse effect on Chemical. The Certificate of Incorporation and By-laws of Chemical, copies of which were previously furnished to Chase, are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                 (b) Capital Structure. (i) As of the date hereof, the authorized capital stock of Chemical consists of 400,000,000 shares of Chemical Common Stock, 34,700,000 shares of Class B Common Stock, without par value ("Chemical Class B Common Stock"), and 200,000,000 shares of preferred stock, par value $1.00 per share ("Chemical Preferred Stock"). As of the close of business on July 31, 1995 (A) 252,114,984 shares of Chemical Common Stock were outstanding, 60,385 shares of Chemical Common Stock were reserved for issuance upon the conversion of Chemical Preferred Stock, 16,185,158 shares of Chemical Common Stock were reserved for issuance upon the exercise of outstanding stock options or pursuant to Chemical's dividend reinvestment plan, the Chemical Banking Corporation Long-Term Stock Incentive Plan, the Deferred Compensation Plan for Non-Employee Directors of Chemical Banking Corporation and Chemical Bank, the Chemical Banking Corporation Post-Retirement Compensation Plan for Non-Employee Directors, the Chemical Bank U.K. Profit Sharing
         Scheme, the Long-Term Incentive Program of Manufacturers Hanover Corporation and Subsidiaries, the Chemical Banking Corporation 1992 Stock Option Plan of Margaretten Financial Corporation, the Chemical Banking Corporation 1993 Long-Term Incentive Plan of Margaretten Financial Corporation and the Chemical Banking Corporation 1983 Employee Stock Purchase Plan (such plans and programs, together with the Chemical Success Sharing Program, collectively, the "Chemical Stock Plans"), and 2,816,490 shares of Chemical Common Stock were held by Chemical in its treasury or by its Subsidiaries (other than trust account shares or DPC shares); (B) no shares of Chemical Class B Common

         Stock were outstanding; (C) 26,000,000 shares of Chemical Preferred Stock were outstanding, consisting of 4,000,000 shares of 10.96% Preferred Stock, 14,000,000 shares of 8-3/8% Preferred Stock, 2,000,000 shares of 7.92% Cumulative Preferred Stock, 2,000,000 shares of 7.58% Cumulative Preferred Stock, 2,000,000 shares of 7-1/2% Cumulative Preferred Stock, and 2,000,000 shares of Adjustable Rate Cumulative Preferred Stock, Series L; and (D) 4,000,000 shares of Chemical Junior Preferred Stock were reserved for issuance upon exercise of Chemical Rights pursuant to the Chemical Rights Agreement. All outstanding shares of Chemical Common Stock and Chemical Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights. The shares of Chemical Common Stock and Chemical Merger Preferred Stock (A) to be issued pursuant to or as specifically contemplated by this Agreement (including without limitation as contemplated by Section 5.8 hereof), or (B) which may be issued pursuant to the Chemical Stock Option Agreement, will be, if and when issued in accordance with the terms hereof and thereof or as contemplated hereby and thereby, and subject to approval by the stockholders of Chemical of the Chemical Common Stock Amendment (as defined in Section 3.2(c)(ii)), duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

                            (ii) No Voting Debt of Chemical is issued or outstanding.

                           (iii) As of the date of this Agreement, except for this Agreement, the Chemical Stock Plans, the Chemical Rights Agreement and the Chemical Stock Option Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which Chemical or any Subsidiary of Chemical is a party or by which it is bound obligating Chemical or any Subsidiary of Chemical to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of Chemical or of any Subsidiary of Chemical or obligating Chemical or any Subsidiary of Chemical to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of Chemical or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Chemical or any of its Subsidiaries, other than the Chemical Stock Option Agreement.

                            (iv) Since July 31, 1995, Chemical has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of Chemical or any of its Subsidiaries, other than pursuant to and as required by the terms of the Chemical Stock Plans (or in the ordinary course of business as permitted by such plans and consistent with past practice), the Chemical Rights Agreement and the Chemical Stock Option Agreement; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more Chemical Subsidiaries, any shares of capital stock of Chemical or any of its Subsidiaries (other than the acquisition of trust account shares or DPC shares); or (C) declared, set aside, made or paid to the stockholders of Chemical dividends or other distributions on the outstanding shares of capital stock of Chemical, other than (x) regular quarterly cash dividends on the Chemical Common Stock at a rate not in excess of the regular quarterly cash dividends most recently declared by Chemical prior to the date of this Agreement and (y) cash dividends on the Chemical Preferred Stock as required by the terms of the Chemical Preferred Stock as in effect on the date hereof.

                 (c) Authority. (i) Chemical has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and, subject to approval by the requisite vote of the holders of Chemical Common Stock of (x) this Agreement and (y) the amendment to Chemical's Certificate of Incorporation necessary to increase the shares of authorized Chemical Common Stock to a number not less than the number sufficient to consummate the issuance of Chemical Common Stock contemplated under this Agreement (the "Chemical Common Stock Amendment"), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Chemical, subject in the case of the consummation of the Merger contemplated hereby to the approval of this Agreement and the Chemical Common Stock Amendment by the stockholders of Chemical. This Agreement and the Stock Option Agreements have been duly executed and delivered by Chemical and each constitutes a valid and binding obligation of Chemical, enforceable in accordance with its terms.

                           (ii) The execution and delivery of this Agreement and the Stock Option Agreements do not or will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation pursuant to any provision of the Certificate of Incorporation or By-laws of Chemical or any Subsidiary of Chemical or, except as disclosed in writing to the other party prior to the date hereof and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Chemical or any Subsidiary of Chemical or their respective properties or assets which Violation, individually or in the aggregate, would have a material adverse effect on Chemical.

                           (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Chemical, or any Subsidiary of Chemical in connection with the execution and delivery of this Agreement and the Stock Option Agreements by Chemical or the consummation by Chemical of the transactions contemplated hereby and thereby, the failure to obtain which would have a material adverse effect on Chemical, except for (A) the filing of applications and notices with the Federal Reserve under the BHC Act, the FRA and the FDIA and approval of same, (B) the filing with the SEC of the Proxy Statement, the S-4 and such reports under Sections 12, 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement, the Stock Option Agreements and the transactions contemplated hereby and thereby and the obtaining from the SEC of such orders as may be required in connection therewith, (C) such filings and approvals as are required to be made or obtained under the securities or blue sky laws of various states in connection with the transactions contemplated by this Agreement, (D) the filing of the Certificate of Merger (including therein the Chemical Common Stock Amendment) and the Certificates of Designations for the Chemical Merger Preferred Stock with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Surviving Corporation will be qualified to do business, (E) the State Banking Approvals and any applicable State Takeover Approvals, (F) filings pursuant to Article 31-B of the New York Tax Law, (G) consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal securities laws relating to the regulation of broker-dealers, investment companies and investment advisors and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations of the SEC and the CFTC thereunder and of any applicable industry self-regulatory organization, and the rules of the NYSE, or which are required under consumer finance, mortgage banking and other similar laws, (H) notices under the HSR Act, (I) such filings, authorizations, orders and approvals as may be required under foreign laws and (J) such filings, notifications and approvals as are required under the SBIA and the rules and regulations of the SBA thereunder.

                 (d) SEC Documents. Chemical has made available to Chase a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Chemical with the SEC (other than reports filed pursuant to Section 13(d) or 13(g) of the Exchange Act) since December 31, 1994 (as such documents have since the time of their filing been amended, the "Chemical SEC Documents"), which are all the documents (other than preliminary material and reports required pursuant to Section 13(d) or 13(g) of the Exchange Act) that Chemical was required to file with the SEC since such date. As of their respective dates of filing with the SEC, the Chemical SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Chemical SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Chemical included in the Chemical SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of Chemical and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows of such companies for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the Chemical SEC Documents have been so filed.

                 (e) Information Supplied. None of the information supplied or to be supplied by Chemical for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Chase) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and the S-4 (except for such portions thereof that relate only to Chase) will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder.

                 (f) Compliance with Applicable Laws. Chemical and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Chemical and its Subsidiaries, taken as a whole (the "Chemical Permits"). Chemical and its Subsidiaries are in compliance with the terms of the Chemical Permits and all applicable laws and regulations, except where the failure so to comply, individually or in the aggregate, would not have a material adverse effect on Chemical. Except as disclosed in the Chemical SEC Documents filed prior to the date hereof, the businesses of Chemical and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Chemical. Except for routine examinations by Bank Regulators, as of the date of this Agreement, to the knowledge of Chemical, no investigation by any Governmental Entity with respect to Chemical or any of its Subsidiaries is pending or threatened, other than, in each case, those the outcome of which, individually or in the aggregate, as far as reasonably can be foreseen, will not have a material adverse effect on Chemical.

                 (g) Litigation. As of the date of this Agreement, except as disclosed in the Chemical SEC Documents filed prior to the date of this Agreement, there is no suit, action or proceeding pending or, to the knowledge of Chemical, threatened, against or affecting Chemical or any Subsidiary of Chemical as to which there is a substantial possibility of an outcome which would, individually or in the aggregate, have a material adverse effect on Chemical, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Chemical or any Subsidiary of Chemical having, or which, insofar as reasonably can be foreseen, in the future could have, individually or in the aggregate, any such effect.

                 (h) Taxes. Chemical and each of its Subsidiaries have filed all tax returns required to be filed by any of them and have paid (or Chemical has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent financial statements contained in the Chemical SEC Documents reflect an adequate reserve for all taxes payable by Chemical and its Subsidiaries accrued through the date of such financial statements. No material deficiencies for any taxes have been proposed, asserted or assessed against Chemical or any of its Subsidiaries that are not adequately reserved for.

                 (i) Certain Agreements. Except as disclosed in the Chemical SEC Documents filed prior to the date of this Agreement, or as disclosed in writing to the other party prior to the date of this Agreement, and except for this Agreement, as of the date of this Agreement neither Chemical nor any of its Subsidiaries is a party to any oral or written
         (i) consulting agreement not terminable on six months or less notice involving the payment of more than $1,000,000 per annum, in the case of any such agreement with an individual, or $5,000,000 per annum, in the case of any other such agreement, or union, guild or collective bargaining agreement covering any employees in the United States, (ii) agreement with any executive officer or other key employee of Chemical or any Subsidiary of Chemical the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Chemical or any Subsidiary of Chemical of the nature contemplated by this Agreement or the Chemical Stock Option Agreement and which provides for the payment of in excess of $400,000,
         (iii) agreement with respect to any executive officer of Chemical or any Subsidiary of Chemical providing any term of employment or compensation guarantee extending for a period longer than three years and for the payment of in excess of $1,000,000 per annum or (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Chemical Stock Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Chemical Stock Option Agreement.

                 (j) Benefit Plans. (i) With respect to each Benefit Plan maintained or contributed to by Chemical or Chemical Bank (the "Chemical Benefit Plans"), Chemical has made available to Chase a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, (B) such Chemical Benefit Plan, (C) each trust agreement relating to such Chemical Benefit Plan, (D) the most recent summary plan description for each Chemical Benefit Plan for which a summary plan description is required, (E) the most recent actuarial report or valuation relating to a Chemical Benefit Plan subject to Title IV of ERISA and (F) the most recent determination letter issued by the IRS with respect to any Chemical Benefit Plan qualified under Section 401(a) of the Code.

                    (ii) With respect to the Chemical Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Chemical, there exists no condition or set of circumstances in connection with which Chemical or any of its Subsidiaries could be subject to any liability that is reasonably likely to have a material adverse effect upon Chemical (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

                   (iii) True and complete copies of the Chemical Stock Plans as in effect on the date hereof have been provided to Chase.

                 (k) Subsidiaries. Exhibit 21.1 to Chemical's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, includes all the Subsidiaries of Chemical as of the date of this Agreement which are Significant Subsidiaries. Chemical owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Subsidiary (other than directors' qualifying shares, if any). Each of Chemical's Subsidiaries that is a bank (as defined in the BHC Act) is an "insured bank" as defined in the FDIA and applicable regulations thereunder. Except as provided in 12 U.S.C.
         Section 55 in the case of Subsidiaries of Chemical that are national banks and any comparable provision of applicable state law in the case of Subsidiaries of Chemical that are state-chartered banks, all of the shares of capital stock of each of the Subsidiaries held by Chemical or by another Subsidiary of Chemical are fully paid and nonassessable and are owned by Chemical or a Subsidiary of Chemical free and clear of any claim, lien or encumbrance.

                 (l) Agreements with Bank Regulators. Neither Chemical nor any Subsidiary of it is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulator which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has Chemical been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

                 (m) Absence of Certain Changes or Events. Except as disclosed in the Chemical SEC Documents filed prior to the date of this Agreement, since June 30, 1995, Chemical and its Subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with their past practices, nor has there been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Chemical or any of its Subsidiaries which has had, or is reasonably likely to have, a material adverse effect on Chemical, and Chemical and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

                 (n) Section 203 of the DGCL Not Applicable. The provisions of
         Section 203 of the DGCL will not, assuming the accuracy of the representations contained in Section 3.1(s) (without giving effect to the knowledge qualification thereof), apply to this Agreement, the Chemical Stock Option Agreement, the Merger or the transactions contemplated hereby and thereby.

                 (o) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Chemical Common Stock is the only vote of the holders of any class or series of Chemical capital stock necessary to approve the Merger (assuming for the purposes of this representation the accuracy of the representations contained in Section 3.1(s) without giving effect to the knowledge qualification thereof) or the Chemical Common Stock Amendment.

                 (p) Accounting Matters. Neither Chemical nor, to its best knowledge, any of its affiliates, has through the date of this Agreement taken or agreed to take any action that would prevent Chemical from accounting for the business combination to be effected by the Merger as a "pooling of interests".

                 (q) Chemical Rights Agreement. The Chemical Rights Agreement has been amended so as to provide that Chase will not become an "Acquiring Person" or an "Adverse Person" and that no "Triggering Event", "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Chemical Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the Chemical Stock Option Agreement or the consummation of the Merger pursuant to the Merger Agreement or the acquisition of shares of Chemical Common Stock by Chase pursuant to the Chemical Stock Option Agreement.

                 (r) Properties. Except as disclosed in the Chemical SEC Documents filed prior to the date of this Agreement, Chemical or one of its Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such Chemical SEC Documents as being owned by Chemical or one of its Subsidiaries or acquired after the date thereof which are material to Chemical's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet due, (B) liens on assets of Subsidiaries of Chemical which are banks incurred in the ordinary course of their banking business and (C) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially effect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Chemical SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder and each such lease is valid without default thereunder by the lessee or, to Chemical's knowledge, as of the date hereof, the lessor.

                 (s) Ownership of Chase Common Stock. Other than pursuant to the Chase Stock Option Agreement, as of the date hereof, neither Chemical nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Chase, which in the aggregate represent 10% or more of the outstanding shares of Chase Common Stock (other than trust account shares).

                 (t) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Morgan Stanley & Co. Incorporated, whose fees and expenses will be paid by Chemical in accordance with Chemical's agreement with such firm (a copy of which agreement has been delivered by Chemical to Chase prior to the date of this Agreement), and Chemical agrees to indemnify Chase and to hold Chase harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by Chemical or its affiliates.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                 4.1. Covenants of Chase and Chemical. During the period from the date of this Agreement and continuing until the Effective Time, Chase and Chemical each agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or the Stock Option Agreements or to the extent that the other party shall otherwise consent in writing):

                 (a) Ordinary Course. Such party and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact their present business organizations, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. No party shall, or shall permit any of its Subsidiaries to, (i) enter into any new material line of business, (ii) change its or its Subsidiaries' lending, investment, liability management and other material banking policies in any respect which is material to such party, except as required by law or by policies imposed by a Bank Regulator, or (iii) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice.

                 (b) Dividends; Changes in Stock. No party shall, or shall permit any of its Subsidiaries to, or shall propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) as provided in Section 5.12, (B) Chase may continue the declaration and payment of regular quarterly cash dividends not in excess of $.45 per share of Chase Common Stock and regular cash dividends as provided by and in accordance with the terms of the Chase Preferred Stock as in effect on the date of this Agreement and Chemical may continue the declaration and payment of regular quarterly cash dividends not in excess of $.50 per share of Chemical Common Stock and regular cash dividends as provided by and in accordance with the present terms of the Chemical Preferred Stock as in effect on the date of this Agreement, in each case with usual record and payment dates for such dividends in accordance with such parties' past dividend practice or as required by the terms of such preferred stock, and (C) for dividends by a wholly-owned Subsidiary of such party, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire (other than as agent for stockholders reinvesting dividends pursuant to a dividend reinvestment plan in accordance with the terms thereof as in effect on the date of this Agreement, and except for the acquisition of trust account shares and DPC shares), any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock. Chase shall not redeem the Chase Rights and Chemical shall not redeem the Chemical Rights.

                 (c) Issuance of Securities. No party shall, or shall permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Chase Common Stock (and attached Chase Rights) or Chemical Common Stock, as the case may be, upon the exercise of Warrants, or pursuant to, or pursuant to the exercise of stock options issued under, the Chemical Stock Plans or Chase Stock Plans, in each case in the ordinary course of business and consistent with past practices and in accordance with the terms of the applicable Chemical Stock Plan or Chase Stock Plan as in effect on the date of this Agreement, or pursuant to the Chase Stock Purchase Contracts or the Stock Option Agreements, (ii) issuances by a wholly-owned Subsidiary of its capital stock to its parent, (iii) in the case of Chemical, issuance of Chemical Junior Preferred Stock (and/or Chemical Common Stock) upon exercise of the Chemical Rights in accordance with their present terms and reservation for issuance in accordance with such terms of shares of Chemical Junior Preferred Stock (and/or Chemical Common Stock) in addition to those presently reserved for issuance, (iv) in the case of Chase, issuance of Chase Junior Preferred Stock (and/or Chase Common Stock) upon exercise of the

         Chase Rights in accordance with their present terms and reservation for issuance in accordance with such terms of shares of Chase Junior Preferred Stock (and/or Chase Common Stock) in addition to those presently reserved for issuance, (v) the issuance of Chase Common Stock pursuant to the U.S. Trust Agreement as in effect on the date hereof, and (vi) issuances of Chase Common Stock effected pursuant to the reinvestment under Chase's dividend reinvestment plan of the Chase Common Stock dividend payable on August 15, 1995.

                 (d) Governing Documents. No party shall amend or propose to amend the Certificate of Incorporation or By-laws of such party, nor shall Chemical amend the Chemical Rights Agreement (as amended as described in Section 3.2(q)) in any way adverse to Chase or its ability to consummate the transactions contemplated hereby or by the Stock Option Agreements nor shall Chase amend the Chase Rights Agreement (as amended as described in Section 3.1(q)) in any way adverse to Chemical or its ability to consummate the transactions contemplated hereby or by the Stock Option Agreements; provided, however, that Chemical, at or prior to the Effective Time, (i) shall file Certificates of Designations for each series of Chemical Merger Preferred Stock as contemplated by Section 2.1, (ii) shall amend its Certificate of Incorporation as contemplated by Section 3.2(c)(i), (iii) may amend its Certificate of Incorporation to eliminate provisions therein relating to the Chemical Class B Common Stock (provided that the effectiveness of such an amendment as described in this clause (iii) shall in no event be a condition to or impair either party's ability to consummate the Merger) and (iv) may file such certificates as may be necessary to eliminate from its Certificate of Incorporation provisions relating to any series of Chemical Preferred Stock which is no longer outstanding (provided that the effectiveness of such a certificate as described in this clause (iv) shall in no event be a condition to or impair either party's ability to consummate the Merger).

                 (e) No Solicitations. No party shall, or shall permit any of its Subsidiaries to, or shall authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative or agent (collectively, "Representatives") retained by it or any of its Subsidiaries to, solicit or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any takeover proposal (as defined below), or agree to or endorse any takeover proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal. Each of Chemical and Chase shall advise the other orally (within one business day) and in writing (as promptly as practicable), in reasonable detail, of any such inquiry or proposal which it or any of its Subsidiaries or any Representative of Chemical or Chase, as the case may be, may receive and if such inquiry or proposal is in writing, then Chemical or Chase, as the case may be, shall deliver to the other a copy of such inquiry or proposal. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Chemical or Chase or any Significant Subsidiary of Chemical or Chase or any proposal or offer to acquire in any manner 20% or more of the outstanding shares of any class of voting securities, or 15% or more of the consolidated assets, of Chemical or Chase or any Significant Subsidiary of Chemical or Chase, other than the transactions contemplated by this Agreement and the Stock Option Agreements. This Section 4.1(e) shall not prohibit accurate disclosure by a party that is required in any Chase SEC Document or Chemical SEC Document (including the Proxy Statement and the S-4) or otherwise under applicable law of the opinion of the Board of Directors of such party as of the date of such Chase SEC Document or Chemical SEC Document or such other required disclosure as to the transactions contemplated hereby or as to any takeover proposal.

                 (f) No Acquisitions. Other than (i) pursuant to the Stock Option Agreements, (ii) acquisitions disclosed in writing to the other party prior to the date of this Agreement, (iii) acquisitions in existing or related lines of business of the party making such acquisition the fair market value of the total consideration for which does not exceed $50,000,000 in the aggregate in the case of each party, or (iv) pursuant to the U.S. Trust Agreement as in effect on the date hereof, neither party shall, or shall permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to such party; provided, however, that the foregoing shall not prohibit (i) internal reorganizations or consolidations involving existing Subsidiaries other than Chemical Bank or Chase Bank, (ii) foreclosures and other debt-previously-contracted acquisitions in the ordinary course of business, (iii) acquisitions of control by a banking Subsidiary in its fiduciary capacity, (iv) investments made by small business investment company or venture capital Subsidiaries, acquisitions of financial assets and merchant banking activities, in each case in the ordinary course of business, (v) the creation of new Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement, or (vi) agreements relating to the merger of Chemical Bank and Chase Bank after the Effective Time.

                 (g) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries other than Chemical Bank or Chase Bank, (ii) dispositions referred to in Chase SEC Documents or Chemical SEC Documents filed prior to the date of this Agreement or as previously disclosed in writing by a party to the other party, (iii) as may be required by law to consummate the transactions contemplated hereby, (iv) securitization activities in the ordinary course of business and (v) other activities in the ordinary course of business consistent with prior practice, no party shall, or shall permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries), which are material, individually or in the aggregate, to such party.

                 (h) Indebtedness. No party shall, or shall permit any of its Subsidiaries to, incur any long-term indebtedness for borrowed money or guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of such party or any of its Subsidiaries or guarantee any long-term debt securities of others other than (i) in replacement for existing or maturing debt, (ii) indebtedness of any Subsidiary of a party to such party or another Subsidiary of such party or (iii) in the ordinary course of business consistent with prior practice.

                 (i) Other Actions. No party shall, or shall permit any of its Subsidiaries to, intentionally take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue, subject to such exceptions as do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such party or on the Surviving Corporation following the Effective Time, or in any of the conditions to the Merger set forth in
         Article VI not being satisfied or in a violation of any provision of either of the Stock Option Agreements, or (unless such action is required by applicable law or sound banking practice) which would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.1(g).

                 (j) Advice of Changes; Government Filings. Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein. Chemical and Chase shall file all reports required to be filed by each of them with the SEC between the date of this Agreement and the Effective Time and shall deliver to the other party copies of all such reports promptly after the same are filed. Chemical, Chase and each Subsidiary of Chemical or Chase that is a bank shall file all call reports with the appropriate Bank Regulators and all other reports, applications and other documents required to be filed with the applicable Governmental Entities between the date hereof and the Effective Time and shall make available to the other party copies of all such reports promptly after the same are filed. Each of Chemical and Chase shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all the information relating to the other party, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that to the extent practicable it will consult with the other party hereto with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

                 (k) Accounting Methods. Except as disclosed in Chemical SEC Documents or Chase SEC Documents (as the case may be) filed prior to the date of this Agreement, neither Chemical nor Chase shall change its methods of accounting in effect at December 31, 1994, except as required by changes in generally accepted accounting principles as concurred in by such party's independent auditors. Neither Chemical nor Chase will change its fiscal year.

                 (l) Pooling and Tax-Free Reorganization Treatment. Neither Chemical nor Chase shall, or shall permit any of its Subsidiaries to, intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code; provided, however, that nothing hereunder shall limit the ability of Chemical or Chase to exercise their respective rights under the Stock Option Agreements.

                 (m) Compensation and Benefit Plans. Concurrently with the execution and delivery of this Agreement, Chemical and Chase shall enter into the Employee Benefits Agreement in the form of Exhibit 4.1(m) (the "Employee Benefits Agreement"). Except as provided in the Employee Benefits Agreement, which is hereby incorporated by reference herein, during the period from the date of this Agreement and continuing until the Effective Time, each of Chemical and Chase agrees as to itself and its Subsidiaries that it will not, without the prior written consent of the other party, (i) enter into, adopt, amend (except for (A) such amendments as may be required by law, (B) plan documents and restatements currently being prepared by Chase or Chemical which do not increase benefits and (C) amendments or restatements currently being prepared by Chemical in connection with its acquisition of Margaretten Financial Corporation) or terminate any Chemical Benefit Plan or Chase Benefit Plan, as the case may be, or any other employee benefit plan or any agreement, arrangement, plan or policy between such party and one or more of its directors or officers,
         (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or (iii) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement or the Stock Option Agreements.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                 5.1. Preparation of S-4, and the Proxy Statement. Chemical and Chase shall cooperate with each other in the preparation of, and shall promptly prepare and file with the SEC, the Proxy Statement and Chemical shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Chemical and Chase shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Chemical shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Chemical Common Stock and Chemical Merger Preferred Stock in the Merger and Chemical Common Stock upon the exercise of the Chase Stock Options and the Warrants, and Chase shall furnish all information concerning Chase and the holders of Chase Common Stock and Chase Preferred Stock as may be reasonably requested in connection with any such action.

                 5.2. Access to Information. Upon reasonable notice, Chase and Chemical shall each (and shall cause each of their respective Subsidiaries to) afford to the Representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Chase and Chemical shall (and shall cause each of their respective Subsidiaries to) make available to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which such party is not permitted to disclose under applicable law) and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. The parties will hold any such information which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letter dated July 31, 1995, between Chase and Chemical (the "Confidentiality Agreement"). No investigation by either Chemical or Chase shall affect the representations and warranties of the other, except to the extent such representations and warranties are by their terms qualified by disclosures made to such first party.

                 5.3. Stockholder Meetings. Chase and Chemical each shall call a meeting of its respective stockholders to be held as promptly as practicable for the purpose of voting upon the approval of this Agreement and, in the case of the stockholders of Chemical, the Chemical Common Stock Amendment. Subject to the next succeeding sentence, Chase and Chemical will, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters. The Board of Directors of Chemical or Chase, acting on behalf of Chemical or Chase, respectively, may fail to make such recommendation, or withdraw, modify or change any such recommendation, if and only if such Board of Directors, after having consulted with and considered the written advice of outside counsel, has determined that the making of such recommendation, or the failure so to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors to their respective stockholders under applicable law. Chase and Chemical shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date on which the S-4 becomes effective. This Section
5.3 shall not prohibit accurate disclosure by a party that is required in any Chase SEC Document or Chemical SEC Document (including the Proxy Statement and the S-4) or otherwise under applicable law of the opinion of the Board of Directors of such party as of the date of such SEC Document or such other required disclosure as to the transactions contemplated hereby or as to any takeover proposal.

                 5.4. Legal Conditions to Merger. (a) Each of Chase and Chemical shall, and shall cause its Subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement as promptly as practicable, subject to the appropriate vote of stockholders of Chase and Chemical described in Section 6.1(a), and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and or any other public or private third party which is required to be obtained or made by such party or any of its Subsidiaries in connection with the Merger and the transactions contemplated by this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in such party's reasonable opinion, to result in a condition or restriction on such party or on the Surviving Corporation having an effect of the type referred to in Section 6.1(g). Each of Chase and Chemical will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their Subsidiaries in connection with the foregoing.

                 (b) Chemical agrees to execute and deliver, or cause to be executed and delivered by or on behalf of the Surviving Corporation, at or prior to the Effective Time, supplemental indentures and other instruments required for the due assumption of Chase's outstanding debt securities and the Warrants to the extent required by the terms of such securities and the instruments and agreements relating thereto.

                 5.5. Affiliates. At least 40 days prior to the Closing Date, Chase shall deliver to Chemical a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of Chase, "affiliates" of Chase for purposes of Rule 145 under the Securities Act and Chemical shall deliver to Chase a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of Chemical, "affiliates" of Chemical for purposes of such Rule 145. Each of Chemical and Chase shall use all reasonable efforts to cause each person named on the letter delivered by it to deliver to the other party at least 30 days prior to the Closing Date a written agreement, substantially in the form attached as Exhibit 5.5(a) (in the case of persons named in the letter delivered by Chase) or
Exhibit 5.5(b) (in the case of persons named in the letter delivered by Chemical).

                 5.6. Stock Exchange Listing. Chemical shall use all reasonable efforts to cause the shares of Chemical Common Stock and of each series of Chemical Merger Preferred Stock to be issued in the Merger and the shares of Chemical Common Stock to be reserved for issuance upon exercise of Chase Stock Options (as defined below) and the Warrants to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

                 5.7. Employee Benefit Plans. (a) Except as otherwise provided in the Employee Benefits Agreement, Chemical and Chase agree that, unless otherwise mutually determined, the Chemical Benefit Plans and Chase Benefit Plans in effect at the date of this Agreement shall remain in effect after the Effective Time with respect to employees covered by such plans at the Effective Time, and the parties shall negotiate in good faith to formulate Benefit Plans for the Surviving Corporation and its Subsidiaries, with respect both to employees who were covered by the Chemical Benefit Plans and Chase Benefit Plans at the Effective Time and employees who were not covered by such plans at the Effective Time, that provide benefits for services after the Effective Time on a basis that does not discriminate between employees who were covered by the Chemical Benefit Plans and employees who were covered by the Chase Benefit Plans.

                 (b) Except as otherwise provided in Section 5.8, in the case of Chase Benefit Plans under which the employees' interests are based upon Chase Common Stock, Chemical and Chase agree that such interests shall be based on Chemical Common Stock in an equitable manner.

                 (c) With respect to Benefit Plans maintained or contributed to outside the United States for the benefit of non-United States citizens or residents, the principles set forth in the preceding paragraphs of this Section
5.7 shall apply to the extent the application of such principles does not violate applicable foreign law.

                 5.8. Stock Options. (a) At the Effective Time, each outstanding option to purchase shares of Chase Common Stock (a "Chase Stock Option") and each outstanding stock appreciation right (a "Chase SAR") or restricted stock unit (a "Chase Unit") issued pursuant to any incentive or stock option program of Chase (the "Chase Plan"), whether vested or unvested, shall be assumed by Chemical. Each Chase Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Chase Stock Option, the same number of shares of Chemical Common Stock as the holder of such Chase Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, rounded, if necessary, up or down, to the nearest whole share, at a price per share equal to (y) the aggregate exercise price for the shares of Chase Common Stock otherwise purchasable pursuant to such Chase Stock Option divided by (z) the number of full shares of Chemical Common Stock deemed purchasable pursuant to such Chase Stock Option; provided, however, that in the case of any option to which section 421 of the Code applies by reason of its qualification under section 422 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with section

424(a) of the Code. Each holder of a Chase SAR shall be entitled to that number of stock appreciation rights of Chemical ("Chemical SARs"), determined in the same manner as set forth above with respect to Chase Stock Options assumed by Chemical. Each holder of a Chase Unit shall be entitled to that number of restricted stock units of Chemical determined by multiplying the number of Chase Units held by such holder immediately prior to the Effective Time by 1.04.

                 (b) As soon as practicable after the Effective Time, Chemical shall deliver to the holders of Chase Stock Options, Chase SARs and Chase Units appropriate notices setting forth such holders' rights pursuant to the Chase Plan and the agreements evidencing the grants of such Chase Stock Options, Chase SARs or Chase Units, as the case may be, shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.8 after giving effect to the Merger and the assumption by Chemical as set forth above). If necessary, Chemical shall comply with the terms of the Chase Plan and ensure, to the extent required by, and subject to the provisions of, such Plan, that Chase Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Chemical after the Effective Time.

                 (c) Chemical shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Chemical Common Stock for delivery upon exercise of Chase Stock Options assumed by it in accordance with this Section 5.8. As soon as practicable after the Effective Time, Chemical shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Chemical Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Chemical shall administer the Chase Plan assumed pursuant to this Section 5.8 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Chase Plan complied with such rule prior to the Merger.

                 5.9. Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Stock Option Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense, except as otherwise provided in the Stock Option Agreements and except that (a) if the Merger is consummated, Chemical shall pay, or cause to be paid, any and all property or transfer taxes imposed on Chase or its Subsidiaries and any real property transfer or gains tax imposed on any holder of shares of capital stock of Chase resulting from the Merger and (b) expenses incurred in connection with filing, printing and mailing the Proxy Statement and the S-4 shall be shared equally by Chemical and Chase.

                 5.10. Governance; Name. (a) Chemical's Board of Directors shall take action to cause the directors comprising the full Board of Directors of the Surviving Corporation at the Effective Time to be the persons listed in Exhibit 5.10(a). Chemical's Board of Directors shall also take action to cause the persons indicated in Exhibit 5.10(b) to be elected to the offices specified in such Exhibit. If, prior to the Effective Time, any of the persons listed in Exhibit 5.10(a) shall decline or be unable to serve as a director, Chemical (if such person was so designated by Chemical) or Chase (if such person was so designated by Chase) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the other party.

                 (b) As of the Effective Time, the name of the Surviving Corporation shall be The Chase Manhattan Corporation.

                 5.11. Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of Chase or any of its Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Chase or any Subsidiary of Chase, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent Chase would have been permitted under Delaware law and its Certificate of Incorporation and By-laws to indemnify such person (and the Surviving Corporation shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking required by Section 145(e) of the DGCL). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation; (ii) after the Effective Time, the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and
(iii) after the Effective Time, the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.11, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation (but the failure so to notify the Surviving Corporation shall not relieve it from any liability which it may have under this Section 5.11 except to the extent such failure materially prejudices the Surviving Corporation), and shall deliver to the Surviving Corporation the undertaking, if any, required by
Section 145(e) of the DGCL. The Surviving Corporation shall be liable for the fees and expenses hereunder with respect to only one law firm, in addition to local counsel in each applicable jurisdiction, to represent the Indemnified Parties as a group with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties that would preclude or render inadvisable joint or multiple representation of such parties.

                 (b) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Chase (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 250% of the premiums paid as of the date hereof by Chase for such insurance ("Chase's Current Premium"), and if such premiums for such insurance would at any time exceed 250% of Chase's Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation's good faith determination, provide the maximum coverage available at an annual premium equal to 250% of Chase's Current Premium. Notwithstanding anything to the contrary contained elsewhere herein, the Surviving Corporation's indemnity agreement set forth above shall be limited to cover claims only to the extent that those claims are not covered under Chase's directors' and officers' insurance policies (or any substitute policies permitted by this Section 5.11(b)).

                 (c) In the event Chemical or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Chemical assume the obligations set forth in this section.

                 (d) The provisions of this Section 5.11 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                 5.12. Dividends. After the date of this Agreement, each of Chemical and Chase shall coordinate with the other the payment of dividends with respect to the Chemical Common Stock and Chase Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Chemical Common Stock and Chase Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Chemical Common Stock and/or Chase Common Stock or any shares of Chemical Common Stock that any such holder receives in exchange for such shares of Chase Common Stock in the Merger.

                 5.13. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                 6.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                 (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Chase Common Stock, and this Agreement and the Chemical Common Stock Amendment shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Chemical Common Stock.

                 (b) NYSE Listing. The shares of Chemical Common Stock and of each series of Chemical Merger Preferred Stock issuable to Chase stockholders pursuant to this Agreement and such other shares of Chemical Common Stock required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

                 (c) Other Approvals. Other than the filing provided for by
         Section 1.1 and any filing pursuant to Article 31-B of the New York Tax Law, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Entity (all the foregoing, "Consents") which are necessary for the consummation of the Merger, other than immaterial Consents the failure to obtain which would have no material adverse effect on the consummation of the Merger or on the Surviving Corporation, shall have been filed, have occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect. Chemical shall have received all state securities or blue sky permits and other authorizations necessary to issue the Chemical Common Stock and Chemical Merger Preferred Stock in exchange for Chase Common Stock and Chase Preferred Stock and to consummate the Merger.

                 (d) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                 (e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Federal or state Governmental Entity which makes the consummation of the Merger illegal.

                 (f) Pooling. Chemical and Chase shall each have received letters from Price Waterhouse LLP to the effect that the Merger qualifies for "pooling of interests" accounting treatment if consummated in accordance with this Agreement and such letters shall not have been withdrawn.

                 (g) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation, order or decree enacted, entered, enforced or deemed applicable to the Merger by any Federal or state Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval or otherwise, imposes any condition or restriction (a "Burdensome Condition") upon the Surviving Corporation or its Subsidiaries which would reasonably be expected to either (i) have a material adverse effect after the Effective Time on the present or prospective consolidated financial condition, business or operating results of the Surviving Corporation, or (ii) prevent the parties from realizing the major portion of the economic benefits of the Merger and the transactions contemplated thereby (including the merger of Chemical Bank and Chase Bank) that they currently anticipate obtaining therefrom.

                 6.2. Conditions to Obligations of Chemical. The obligation of Chemical to effect the Merger is subject to the satisfaction of the following conditions unless waived by Chemical:

                 (a) Representations and Warranties. The representations and warranties of Chase set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, subject to such exceptions as do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Chase or on the Surviving Corporation following the Effective Time, and Chemical shall have received a certificate signed on behalf of Chase by the Chairman and Chief Executive Officer or the Vice Chairman and by the Executive Vice President and Chief Financial Officer of Chase to such effect.

                 (b) Performance of Obligations of Chase. Chase shall have performed in all material respects all obligations required to be performed by it under this Agreement and the Employee Benefits Agreement at or prior to the Closing Date, and Chemical shall have received a certificate signed on behalf of Chase by the Chairman and Chief Executive Officer or the Vice Chairman and by the Executive Vice President and Chief Financial Officer of Chase to such effect.

                 (c) Consents Under Agreements. Chase shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section

         6.1(c)) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of Chase or any Subsidiary of Chase under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

                 (d) Rights Agreement. None of the events described in Section 11(a)(ii) or 13 of the Chase Rights Agreement shall have occurred, and the Chase Rights shall not have become nonredeemable and the Rights shall not become exercisable for capital stock of Chemical upon consummation of the Merger.

                 (e) Tax Opinion. Chemical shall have received the opinion of Simpson Thacher & Bartlett, counsel to Chemical, dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) Chemical and Chase will each be a party to that reorganization within the meaning of Section 368(b) of the Code,
         (iii) no income, gain or loss will be recognized for Federal income tax purposes by either Chase or Chemical as a result of the consummation of the Merger, and (iv) no income, gain or loss will be recognized for Federal income tax purposes by stockholders of Chase upon the exchange in the Merger of shares of Chase solely for shares of Chemical (except to the extent of any cash received in lieu of fractional shares). In connection with clause (iv) of the foregoing, it shall not be a requirement of this Section 6.2(e) that counsel opine as to the Federal income tax treatment of any real property transfer or gains taxes paid by Chemical pursuant to Section 5.9 of this Agreement.

                 6.3. Conditions to Obligations of Chase. The obligation of Chase to effect the Merger is subject to the satisfaction of the following conditions unless waived by Chase:

                 (a) Representations and Warranties. The representations and warranties of Chemical set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, subject to such exceptions as do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Chemical or on the Surviving Corporation following the Effective Time, and Chase shall have received a certificate signed on behalf of Chemical by the Chairman and Chief Executive Officer or the President or Vice Chairman and by the Executive Vice President and Chief Financial Officer of Chemical to such effect.

                 (b) Performance of Obligations of Chemical. Chemical shall have performed in all material respects all obligations required to be performed by it under this Agreement and the Employee Benefits Agreement at or prior to the Closing Date, and Chase shall have received a certificate signed on behalf of Chemical by the Chairman and Chief Executive Officer or the President or Vice Chairman and by the Executive Vice President and Chief Financial Officer of Chemical to such effect.

                 (c) Consents Under Agreements. Chemical shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

                 (d) Rights Agreement. None of the events described in Section 11(a)(ii) or 13 of the Chemical Rights Agreement shall have occurred, and the Chemical Rights shall not have become nonredeemable and shall not become nonredeemable upon consummation of the Merger.

                 (e) Tax Opinion. Chase shall have received the opinion of Sullivan & Cromwell, counsel to Chase, dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) Chemical and Chase will each be a party to that reorganization within the meaning of Section 368(b) of the Code, (iii) no income, gain or loss will be recognized for Federal income tax purposes by either Chase or Chemical as a result of the consummation of the Merger, and (iv) no income, gain or loss will be recognized for Federal income tax purposes by stockholders of Chase upon the exchange in the Merger of shares of Chase solely for shares of Chemical (except to the extent of any cash received in lieu of fractional shares). In connection with clause (iv) of the foregoing, it shall not be a requirement of this Section 6.3(e) that counsel opine as to the Federal income tax treatment of any real property transfer or gains taxes paid by Chemical pursuant to Section 5.9 of this Agreement.

                 (f) Authorization of Stock. Subject only to the filing of the Certificate of Merger and the Certificates of Designations in accordance with the DGCL, Chemical shall have duly taken all corporate action so that, when issued, the shares of Chemical Common Stock and Chemical Merger Preferred Stock to be issued pursuant to Article II shall have been duly authorized, validly issued, fully paid and non-assessable.

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

                 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Chase or Chemical:

                 (a) by mutual consent of Chemical and Chase in a written instrument;

                 (b) by either Chemical or Chase upon written notice to the other party if the Federal Reserve shall have issued an order denying approval of the Merger and the other material aspects of the transactions contemplated by this Agreement (including, without limitation, the merger of Chemical Bank and Chase Bank) or if any Governmental Entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or imposing a Burdensome Condition, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted;

                 (c) by either Chemical or Chase if the Merger shall not have been consummated on or before September 30, 1996; or

                 (d) by either Chemical or Chase if any approval of the stockholders of Chase or of Chemical required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof.

                 7.2. Effect of Termination. (a) In the event of termination of this Agreement by either Chase or Chemical as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Chemical or Chase or their respective officers or directors except (i) with respect to Sections 3.1(t) and 3.2(t), the penultimate sentence of Section 5.2, and Section 5.9, and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the wilful breach by the other party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                 7.3. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Chase or of Chemical, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                 7.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                 8.1. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Stock Option Agreements, which shall terminate in accordance with their terms), including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

                 8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.



         (a) if to Chemical, to

         Chemical Banking Corporation
         270 Park Avenue
         New York, New York  10017
         Attention:  General Counsel
         Telecopy No.:  (212) 270-4288

         with a copy to

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, N.Y. 10017
         Attention:  Lee Meyerson, Esq.
         Telecopy No.:  (212) 455-2502

                 and

         (b) if to Chase, to

         The Chase Manhattan Corporation
         1 Chase Manhattan Plaza
         New York, New York  10081
         Attention:  General Counsel
         Telecopy No.:  (212) 552-5378

         with a copy to

         Sullivan & Cromwell
         125 Broad Street
         New York, N.Y. 10004
         Attention:  H. Rodgin Cohen, Esq.
         Telecopy No.:  (212) 558-3588

                 8.3. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to August 27, 1995.

                 8.4. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                 8.5. Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein, including the Stock Option Agreements) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement and (b) except as provided in Section 5.11, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that, except as otherwise specifically provided in the Stock Option Agreements or as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

                 8.6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law provisions thereof.

                 8.7. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. For purposes of this Agreement, the term "major portion" of the economic benefits of the Merger means two-thirds of such economic benefits.

                 8.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                 IN WITNESS WHEREOF, Chemical and Chase have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of August 27, 1995.

                                                 CHEMICAL BANKING CORPORATION

                                                 By: /s/ Walter V. Shipley
                                                     -----------------------
                                                 Name:  Walter V. Shipley
                                                 Title: Chairman and Chief
                                                         Executive Officer

Attest:

 /s/ John B. Wynne
- --------------------------
Name:  John B. Wynne
Title: Secretary

                                                 THE CHASE MANHATTAN CORPORATION

                                                 By: /s/ Thomas G. Labrecque
                                                     -----------------------
                                                 Name:  Thomas G. Labrecque
                                                 Title: Chairman and Chief
                                                         Executive Officer

Attest:

 /s/ L. Edward Shaw, Jr.
- --------------------------
Name:   L. Edward Shaw, Jr.
Title:  Executive Vice President
         and General Counsel

                                                                  EXHIBIT 1.1(a)

                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT, dated as of August 27, 1995 (the "Agreement"), by and between THE CHASE MANHATTAN CORPORATION, a Delaware corporation ("Issuer"), and CHEMICAL BANKING CORPORATION, a Delaware corporation ("Grantee").

         WHEREAS, Grantee and Issuer are concurrently herewith entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Issuer with and into Grantee with Grantee as the surviving corporation;

         WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement and the Chemical Stock Option Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below); and

         WHEREAS, as a condition and inducement to Issuer's willingness to enter into the Merger Agreement and this Agreement, Issuer has requested that Grantee agree, and Grantee has agreed, to grant Issuer an option to purchase shares of Grantee's common stock on substantially the same terms as the Option;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, in the Merger Agreement and in the Chemical Stock Option Agreement, Issuer and Grantee agree as follows:

         1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 34,551,183 (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, par value $2.00 per share ("Issuer Common Stock"), of Issuer at a purchase price of $51.875 per Option Share (the "Purchase Price").

         2. Exercise of Option. (a) If not in material breach of the Merger Agreement or the Chemical Stock Option Agreement, Grantee may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that, except as provided in the last sentence of this Section 2(a), the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) 18 months after the first occurrence of a Purchase Event or
(iii) termination of the Merger Agreement prior to the occurrence of a Purchase Event; and, provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the termination of the Option. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

         (b) As used herein, a "Purchase Event" means any of the following events:

                  (i) any person (other than Grantee or any Subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person or a "group" (as such term is defined under the Exchange Act) of which such person is a member shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act), or the right to acquire beneficial ownership, of 15% or more of the then outstanding Issuer Common Stock (any such offer, a "Tender Offer");

                  (ii) Issuer or any Subsidiary of Issuer shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Grantee or any Subsidiary of Grantee) to (A) effect a merger, consolidation or other business combination involving Issuer or any of its Significant Subsidiaries, (B) sell, lease or otherwise dispose of assets or deposits of Issuer or its Subsidiaries aggregating 20% or more of the consolidated assets or deposits of Issuer and its Subsidiaries or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Issuer or any of its Significant Subsidiaries (any of the foregoing an "Acquisition Transaction");

                  (iii) any person (other than Grantee or any Subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, shares of Issuer Common Stock (other than trust account shares) aggregating 15% or more of the then outstanding Issuer Common Stock; or

                  (iv) the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such stockholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee or to Grantee's ability to consummate the transactions contemplated by the Merger Agreement the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after any person (other than Grantee or any Subsidiary of Grantee) shall have (A) publicly announced a proposal, or publicly disclosed an intention to make a proposal, to engage in an Acquisition Transaction or (B) filed an application (or given a notice), whether in draft or final form, under the BHC Act or the Change in Bank Control Act of 1978 for approval to engage in an Acquisition Transaction.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         (c) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if the closing of the purchase and sale pursuant to the Option (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided, further, without limiting the foregoing, that if prior notification to or approval of the Federal Reserve or any other regulatory authority is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same (and Issuer shall cooperate with Grantee in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be,
(i) any required notification period has expired or been terminated or (ii) such approval has been obtained, and in either event, any requisite waiting period has passed.

         (d) Notwithstanding Section 2(c), in no event shall any Closing Date be more than 18 months after the related Notice Date, and if the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. In the event (i) Grantee receives official notice that an approval of the Federal Reserve or any other regulatory authority required for the purchase of Option Shares will not be issued or granted or (ii) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise its right as set forth in Section 7 or Section 8, as applicable, or to exercise the Option in connection with the resale of Issuer

Common Stock or other securities pursuant to a registration statement as provided in Section 10. The provisions of this Section 2 and Section 3 shall apply with appropriate adjustments to any such exercise.

         3. Payment and Delivery of Certificates. (a) On each Closing Date, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer an amount equal to the Purchase Price multiplied by the Option Shares to be purchased on such Closing Date.

         (b) At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, and Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement. If at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, Issuer shall not have redeemed the Chase Rights, or shall have issued any similar securities, then each Option Share issued pursuant to such exercise shall also represent a corresponding Chase Right or new rights with terms substantially the same as and at least as favorable to Grantee as are provided under the Chase Rights Agreement or any similar agreement then in effect.

         (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

         THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF AUGUST 27, 1995. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and
(ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

         4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

              (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer and constitutes a valid and binding obligation of Issuer, enforceable in accordance with its terms.

              (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to obtaining the governmental and other approvals and consents referred to herein, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to
         Section 6 upon
         exercise of the Option or any Substitute Option (as hereinafter defined). The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any Substitute Option pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

                (c) No Conflicts. Except as disclosed pursuant to the Merger Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any Violation pursuant to any provision of the Certificate of Incorporation or By-laws of Issuer or any Subsidiary of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Chase Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any Subsidiary of Issuer or their respective properties or assets which Violation would, individually or in the aggregate, have a material adverse effect (as defined in the Merger Agreement) on Issuer.

                (d) Board Action. The Board of Directors of Issuer having approved this Agreement and the consummation of the transactions contemplated hereby, the provisions of Section 203 of the Delaware General Corporation Law and the provisions of Section 8.01 of Issuer's Certificate of Incorporation do not and will not apply to this Agreement or the purchase of shares of Issuer Common Stock pursuant to this Agreement.

                (e) Rights Amendment. The Chase Rights Agreement has been amended to provide that Grantee will not become an "Acquiring Person" and that no "Triggering Event," "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Chase Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby and thereby, including the acquisition of shares of Issuer Common Stock by Grantee pursuant to this Agreement.

         5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

                (a) Due Authorization. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee and constitutes a valid and binding obligation of Grantee, enforceable in accordance with its terms.

                (b) No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any Violation pursuant to any provision of the Certificate of Incorporation or By-laws of Grantee or any Subsidiary of Grantee or, subject to obtaining any approvals or consents contemplated hereby, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Chemical Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Grantee or any Subsidiary of Grantee or their respective properties or assets which Violation, individually or in the aggregate, would have a material adverse effect on Grantee.

                (c) Purchase Not for Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

         6. Adjustment upon Changes in Capitalization, etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

         (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall after such merger represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (I) the Acquiring Corporation (as defined below) or (II) any person that controls the Acquiring Corporation (any such person being referred to as "Substitute Option Issuer").

         (c) The Substitute Option shall have the same terms as the Option; provided that the exercise price therefor and number of shares subject thereto shall be as set forth in this Section 6 and the repurchase rights relating thereto shall be as set forth in Section 8; provided, further, that the Substitute Option shall be exercisable immediately upon issuance without the occurrence of a Purchase Event; and provided, further, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option (subject to the variations described in the foregoing provisos), such terms shall be as similar as possible and in no event less advantageous to Grantee. Substitute Option Issuer shall also enter into an agreement with Grantee in substantially the same form as this Agreement (subject to the variations described in the foregoing provisos), which shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as defined below) as is equal to the Assigned Value (as defined below) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as defined below), rounded up to the nearest whole share. The exercise price per share of Substitute Common Stock of the Substitute Option (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

         (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of outstanding Substitute Common Stock but for the limitation in the first sentence of this Section 6(e), Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 6(e) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this

Section 6(e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

         (f) Issuer shall not enter into any transaction described in Section 6(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 6 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value than other shares of common stock issued by Substitute Option Issuer (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision)).

         (g) For purposes hereof, the following terms have the following meanings:

                (1) "Acquiring Corporation" means (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving corporation and (iii) the transferee of all or substantially all of Issuer's assets or deposits.

                (2) "Assigned Value" means the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer has been made after the date hereof and prior to the consummation of the consolidation, merger or sale referred to in Section 6(b), (x) the price per share to be paid by any third party or the consideration per share to received by holders of Issuer Common Stock, in each case pursuant to the agreement with Issuer with respect to the consolidation, merger or sale referred to in Section 6(b), (y) the highest closing sales price per share for Issuer Common Stock quoted on the NYSE (or if such Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotation System or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the 12-month period immediately preceding the consolidation, merger or sale referred to in Section 6(b) and (z) in the event the transaction referred to in Section 6(b) is a sale of all or substantially all of Issuer's assets and/or deposits, an amount equal to (i) the sum of the price paid in such sale for such assets and/or deposits and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Grantee divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Grantee.

                (3) "Average Price" means the average closing sales price per share of a share of Substitute Common Stock quoted on the NYSE (or if such Substitute Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotation System or, if the shares of Substitute Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Substitute Option Issuer is Issuer, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Grantee may elect.

                (4) "Substitute Common Stock" means the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

         7. Repurchase of Option at the Election of Grantee. (a) At the request of Grantee at any time commencing (i) upon the first occurrence of a Repurchase Event (as defined below) and ending 18 months immediately thereafter and (ii) for 30 business days following the occurrence of either of the events set forth in clauses (i) and (ii) of Section 2(d) (but solely as to the shares of Issuer Common Stock with respect to which the required approval was not received), Issuer (or any successor entity thereof) shall repurchase from Grantee (I) the Option and (II) all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 7 is referred to as the "Section 7 Request Date". Such repurchase shall be at an aggregate price (the "Section 7 Repurchase Consideration") equal to:

                (A) the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership; plus

                (B) the excess, if any, of (x) the Applicable Price (as defined below) as of the Section 7 Request Date for a share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6(a)), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; plus

                (C) the excess, if any, of the Applicable Price as of the
         Section 7 Request Date over the Purchase Price paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable (subject to adjustment pursuant to Section 6(a))) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares; plus

                (D) the amount of the documented reasonable out-of-pocket expenses incurred by Grantee in connection with the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby, including reasonable accounting, investment banking and legal fees.

         (b) If Grantee exercises its rights under this Section 7, Issuer shall, within 10 business days after the Section 7 Request Date, pay the Section 7 Repurchase Consideration to Grantee in immediately available funds, and Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased hereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve or other regulatory authority is required in connection with the payment of all or any portion of the Section 7 Repurchase Consideration, Issuer shall deliver from time to time that portion of the
Section 7 Repurchase Consideration that it is not then so prohibited from paying and shall promptly provide the required notice or application for approval and shall expeditiously process the same (and Grantee shall cooperate with Issuer in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to the preceding sentence for the payment of the portion of the Section 7 Repurchase Consideration requiring such notification or approval shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If the Federal Reserve or any other regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 7, Issuer shall promptly give notice of such fact to Grantee and redeliver to Grantee the Option Shares it is then prohibited from repurchasing, and Grantee shall have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Section 7 Request Date less the number of shares as to which payment has been made pursuant to Section 7(a)(B); provided that if the Option shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth business day after such date, Grantee shall nonetheless have the right so to exercise the Option or exercise its rights under Section 10 until the expiration of such period of 30 business days. Notwithstanding anything herein to the contrary, Issuer shall not be obligated to repurchase the Option or any shares of Issuer Common Stock pursuant to this Section 7 on more than one occasion.

         (c) For purposes of this Agreement, the "Applicable Price," as of any date, means the highest of (i) the highest price per share at which a Tender Offer has been made for shares of Issuer Common Stock after the date hereof and on or prior to such date, (ii) the price per share to be paid by any third party for shares of Issuer Common Stock or the consideration per share to be received by holders of Issuer Common Stock, in each case pursuant to an agreement for a merger or other business combination transaction with Issuer entered into on or prior to such date or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the NYSE (or if Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the 60 business days preceding such date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

         (d) As used herein, a "Repurchase Event" means the occurrence of any of the Purchase Events specified in Section 2(b)(ii) or (iii).

         8. Repurchase of Substitute Option. (a) At the request of Grantee at any time after issuance of the Substitute Option, Substitute Option Issuer (or any successor entity thereof) shall repurchase from Grantee (I) the Substitute Option and (II) all shares of Substitute Common Stock purchased by Grantee pursuant to such Substitute Option with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this
Section 8 is referred to as the "Section 8 Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to:

                (i) the Substitute Option Price paid by Grantee for any shares of Substitute Common Stock acquired pursuant to the Substitute Option with respect to which Grantee then has beneficial ownership; plus

                (ii) the excess, if any, of (x) the Highest Closing Price (as defined below) for a share of Substitute Common Stock over (y) the Substitute Option Price (subject to adjustment pursuant to Section 6), multiplied by the number of shares of Substitute Common Stock with respect to which the Substitute Option has not been exercised; plus

                (iii) the excess, if any, of the Highest Closing Price over the Substitute Option Price paid (or, in the case of Substitute Common Stock with respect to which the Substitute Option has been exercised but the Closing Date has not occurred, payable (subject to adjustment pursuant to Section 6)) by Grantee for each share of Substitute Common Stock with respect to which the Substitute Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares; plus

                (iv) the amount of the documented reasonable out-of-pocket expenses incurred by Grantee in connection with the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby, including reasonable accounting, investment banking and legal fees.

         (b) If Grantee exercises its rights under this Section 8, Substitute Option Issuer shall, within 10 business days after the Section 8 Request Date, pay the Section 8 Repurchase Consideration to Grantee in immediately available funds, and Grantee shall surrender to Substitute Option Issuer the Substitute Option and the certificates evidencing the shares of Substitute Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve or other regulatory authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Substitute Option Issuer shall deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and shall promptly provide the required notice or application for approval and shall expeditiously process the same (and Grantee shall cooperate with Substitute Option Issuer in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to the preceding sentence for the payment of the portion of the Section 8 Repurchase Consideration requiring such notification or approval shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or
(ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If the Federal Reserve or any other regulatory authority disapproves of any part of Substitute Option Issuer's proposed repurchase pursuant to this Section 8, Substitute Option Issuer shall promptly give notice of such fact to Grantee and redeliver to Grantee the Substitute Common Stock it is then prohibited from repurchasing, and Grantee shall have the right to exercise the Substitute Option as to the number of shares of Substitute Common Stock for which the Substitute Option was exercisable at the Section 8 Request Date; provided that if the Substitute Option shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth business day after such date, Grantee shall nonetheless have the right so to exercise the Substitute Option or exercise its rights under Section 10 until the expiration of such period of 30 business days. Notwithstanding anything herein to the contrary, Substitute Option Issuer shall not be obligated to repurchase the Substitute Option or any shares of Substitute Common Stock pursuant to this Section 8 on more than one occasion.

         (c) For purposes of this Agreement, the "Highest Closing Price" means the highest closing sales price for shares of Substitute Common Stock quoted on the NYSE (or if the Substitute Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the shares of Substitute Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the six-month period preceding the Section 8 Request Date.

         9. Mandatory Repurchase of Option. (a) In the event that any person who has participated in a Purchase Event enters into any agreement or understanding with Grantee with respect to Grantee's exercise of, or its election not to exercise, any of Grantee's rights set forth in Section 2 or 7 of this Agreement, Grantee shall, by written notice to Issuer, require that Issuer repurchase, and Issuer shall repurchase, (I) the Option and (II) all (but not less than all) the shares of Issuer Common Stock purchased by Grantee pursuant hereto and with respect to which Grantee then has beneficial ownership; provided, however, that the parties shall not be obligated to effect such mandatory repurchase if the Board of Directors of Issuer determines, after having consulted with and considered the written advice of outside counsel, that such mandatory repurchase would cause the members of the Board of Directors to breach their fiduciary duties; and provided, further, that any such determination by the Board of Directors of Issuer shall not operate to limit Grantee's rights pursuant to Section 7 hereof. The date of Grantee's written notice referred to above is referred to as the "Section 9 Notice Date". Such repurchase shall be at an aggregate price (the "Section 9 Repurchase Consideration") equal to:

               (i) the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership; plus

              (ii) the excess, if any, of (x) the Applicable Price as of the
         Section 9 Notice Date for a share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6(a)), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; plus

             (iii) the excess, if any, of the Applicable Price as of the
         Section 9 Notice Date over the Purchase Price paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable (subject to adjustment pursuant to Section 6(a))) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares; plus

              (iv) the amount of the documented reasonable out-of-pocket expenses incurred by Grantee in connection with the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby, including reasonable accounting, investment banking and legal fees.

         (b) Notwithstanding the provisions of Section 9(a), within 30 days following the Section 9 Notice Date, Grantee may deliver an Offeror's Notice pursuant to Section 11, in which case the provisions of Section 11 and not those of this Section 9 shall control. If Grantee does not deliver an Offeror's Notice within such 30-day period, Issuer shall, within 10 business days after the expiration of such 30-day period or, if applicable, upon abandonment of the transaction covered by such Offeror's Notice, pay the Section 9 Repurchase Consideration in immediately available funds, and Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased hereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If the Federal Reserve or any other regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 9, Issuer shall promptly give notice of such fact to Grantee and thereafter deliver or cause to be delivered from time to time to Grantee the portion of the Section 9 Repurchase Consideration that Issuer is no longer prohibited from delivering, within five business days after the date on which it is no longer so prohibited.

         (c) If, prior to the date which is 18 months after the Section 9 Notice Date, Issuer enters into, or is the subject of, any transaction which would have constituted a Repurchase Event hereunder but for the prior repurchase by Issuer of the Option and shares of Issuer Common Stock under this Section 9, then concurrently with the occurrence of such event, Issuer shall pay to Grantee, as additional consideration for the Option and shares of Issuer Common Stock purchased by Issuer pursuant to this Section, an amount in immediately available funds equal to the excess, if any, of (i) the Section 9 Repurchase Consideration calculated as if the Section 9 Notice Date had occurred on the date of such Repurchase Event over (ii) the amount previously paid by Issuer to Grantee pursuant to this Section 9.

         (d) In the event that Issuer is, as a result of law or regulation, prohibited from performing any of its obligations under this Section 9, Issuer shall not thereafter enter into any Acquisition Transaction unless the other parties thereto agree to assume Issuer's obligations under this Section 9 to the extent not previously performed. The foregoing sentence shall not operate to limit or waive any remedies Grantee may have against Issuer for Issuer's failure to perform its obligations under this Section 9.

         10. Registration Rights. Issuer shall, if requested by Grantee at any time and from time to time (a) within three years of the first exercise of the Option or (b) for 30 business days following the occurrence of either of the events set forth in clauses (i) and (ii) of Section 2(d) or receipt by Grantee of official notice that an approval of the Federal Reserve or any other regulatory authority required for a repurchase as contemplated hereby would not be issued or granted (but solely as to the securities or portion of the Option with respect to which the required approval was not received), as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use all reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall own beneficially more than 2% of the then outstanding voting power of Issuer. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. In the event that Grantee requests Issuer to file a registration statement following the failure to obtain a required approval for an exercise of the Option as described in Section 2(d), the closing of the sale or other disposition of Issuer Common Stock or other securities pursuant to such registration statement shall occur substantially simultaneously with the exercise of the Option. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 60 days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. Any registration statement prepared and filed under this Section 10, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the time periods referred to in the first sentence of this Section 10 Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow Grantee the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for Grantee under this Section 10; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 10, Issuer and Grantee shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

         11. First Refusal. At any time after the first occurrence of a Purchase Event and prior to the later of (a) the expiration of 24 months immediately following the first purchase of shares of Issuer Common Stock pursuant to the Option and (b) the termination of the Option pursuant to Section 2(a), if Grantee shall desire to sell, assign, transfer or otherwise dispose of all or any of the Option or the shares of Issuer Common Stock or other securities acquired by it pursuant to the Option, it shall give Issuer written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase the Option or such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by Grantee to Issuer, which may be accepted within 10 business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which Grantee is proposing to transfer the Option or such shares or other securities to such transferee. The purchase of the Option or any such shares or other securities by Issuer shall be settled within 10 business days of the date of the acceptance of the offer and the purchase price shall be paid to Grantee in immediately available funds; provided that, if prior notification to or approval of the Federal Reserve or any other regulatory authority is required in connection with such purchase, Issuer shall promptly file the required notice or application for approval and shall expeditiously process the same (and Grantee shall cooperate with Issuer in the filing of any such notice or application and the obtaining of any such approval) and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (a) any required notification period has expired or been terminated or (b) such approval has been obtained and, in either event, any requisite waiting period shall have passed. In the event of the failure or refusal of Issuer to purchase all of the Option or all of the shares or other securities covered by an Offeror's Notice or if the Federal Reserve or any other regulatory authority disapproves Issuer's proposed purchase of any portion of the Option or such shares or other securities, Grantee may, within 60 days from the date of the Offeror's Notice (subject to any necessary extension for regulatory notification, approval or waiting periods), sell all, but not less than all, of such portion of the Option or such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice. The requirements of this
Section 11 shall not apply to (w) any disposition as a result of which the proposed transferee would own beneficially not more than 2% of the outstanding voting power of Issuer, (x) any disposition of Issuer Common Stock or other securities by a person to whom Grantee has assigned its rights under the Option with the consent of Issuer, (y) any sale by means of a public offering registered under the Securities Act in which steps are taken to reasonably assure that no purchaser will acquire securities representing more than 2% of the outstanding voting power of Issuer or (z) any transfer to a wholly owned Subsidiary of Grantee which agrees in writing to be bound by the terms hereof.

         12. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE, Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE and will use its best efforts to obtain approval of such listing as soon as practicable.

         13. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         14. Miscellaneous. (a) Expenses. Except as otherwise provided in Sections 7, 8, 9 and 10, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) Entire Agreement; No Third-Party Beneficiary; Severability. Except as otherwise set forth in the Merger Agreement, this Agreement (including the Merger Agreement and the other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock or Substitute Common Stock as provided in Sections 2, 7 and 8 (as adjusted pursuant to Section 6), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law rules.

         (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Issuer to:

           The Chase Manhattan Corporation
           1 Chase Manhattan Plaza
           New York, New York  10081
           Attention:  General Counsel
           Telecopier No.: (212) 552-5378

         with a copy to:

           Sullivan & Cromwell
           125 Broad Street
           New York, New York 10004
           Attention:  H. Rodgin Cohen, Esq.
           Telecopier No.:  (212) 558-3588

         If to Grantee to:

           Chemical Banking Corporation
           270 Park Avenue
           New York, New York  10017
           Attention:  General Counsel
           Telecopier No.: (212) 270-4288

         with a copy to:
           Simpson Thacher & Bartlett
           425 Lexington Avenue
           New York, New York 10017
           Attention: Lee Meyerson, Esq.
           Telecopier No.: (212) 455-2502

         (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned Subsidiary of Grantee and that Grantee may assign all or part of its rights hereunder to any person after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                          THE CHASE MANHATTAN CORPORATION

                                          by
                                              ----------------------------------
                                              Name:
                                              Title:


                                          CHEMICAL BANKING CORPORATION

                                          by
                                              ----------------------------------
                                              Name:
                                              Title:

                                                                  EXHIBIT 1.1(b)


                             STOCK OPTION AGREEMENT


         STOCK OPTION AGREEMENT, dated as of August 27, 1995 (the "Agreement"), by and between CHEMICAL BANKING CORPORATION, a Delaware corporation ("Issuer"), and THE CHASE MANHATTAN CORPORATION, a Delaware corporation ("Grantee").

         WHEREAS, Grantee and Issuer are concurrently herewith entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Grantee with and into Issuer with Issuer as the surviving corporation;

         WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement and the Chase Stock Option Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below); and

         WHEREAS, as a condition and inducement to Issuer's willingness to enter into the Merger Agreement and this Agreement, Issuer has requested that Grantee agree, and Grantee has agreed, to grant Issuer an option to purchase shares of Grantee's common stock on substantially the same terms as the Option;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, in the Merger Agreement and in the Chase Stock Option Agreement, Issuer and Grantee agree as follows:

         1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 50,170,882 (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, par value $1.00 per share ("Issuer Common Stock"), of Issuer at a purchase price of $53.50 per Option Share (the "Purchase Price").

         2. Exercise of Option. (a) If not in material breach of the Merger Agreement or the Chase Stock Option Agreement, Grantee may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that, except as provided in the last sentence of this Section 2(a), the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time,
(ii) 18 months after the first occurrence of a Purchase Event or (iii) termination of the Merger Agreement prior to the occurrence of a Purchase Event; and, provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the termination of the Option. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

         (b) As used herein, a "Purchase Event" means any of the following events:

                  (i) any person (other than Grantee or any Subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person or a "group" (as such term is defined under the Exchange Act) of which such person is a member shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act), or the right to acquire beneficial ownership, of 15% or more of the then outstanding Issuer Common Stock (any such offer, a "Tender Offer");

                  (ii) Issuer or any Subsidiary of Issuer shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Grantee or any Subsidiary of Grantee) to (A) effect a merger, consolidation or other business combination involving Issuer or any of its Significant Subsidiaries, (B) sell, lease or otherwise dispose of assets or deposits of Issuer or its Subsidiaries aggregating 20% or more of the consolidated assets or deposits of Issuer and its Subsidiaries or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Issuer or any of its Significant Subsidiaries (any of the foregoing an "Acquisition Transaction");

                  (iii) any person (other than Grantee or any Subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, shares of Issuer Common Stock (other than trust account shares) aggregating 15% or more of the then outstanding Issuer Common Stock; or

                  (iv) the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such stockholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee or to Grantee's ability to consummate the transactions contemplated by the Merger Agreement the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after any person (other than Grantee or any Subsidiary of Grantee) shall have (A) publicly announced a proposal, or publicly disclosed an intention to make a proposal, to engage in an Acquisition Transaction or (B) filed an application (or given a notice), whether in draft or final form, under the BHC Act or the Change in Bank Control Act of 1978 for approval to engage in an Acquisition Transaction.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         (c) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if the closing of the purchase and sale pursuant to the Option (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided, further, without limiting the foregoing, that if prior notification to or approval of the Federal Reserve or any other regulatory authority is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same (and Issuer shall cooperate with Grantee in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be,
(i) any required notification period has expired or been terminated or (ii) such approval has been obtained, and in either event, any requisite waiting period has passed.

         (d) Notwithstanding Section 2(c), in no event shall any Closing Date be more than 18 months after the related Notice Date, and if the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. In the event (i) Grantee receives official notice that an approval of the Federal Reserve or any other regulatory authority required for the purchase of Option Shares will not be issued or granted or (ii) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise its right as set forth in Section 7 or Section 8, as applicable, or to exercise the Option in connection with the resale of Issuer

Common Stock or other securities pursuant to a registration statement as provided in Section 10. The provisions of this Section 2 and Section 3 shall apply with appropriate adjustments to any such exercise.

         3. Payment and Delivery of Certificates. (a) On each Closing Date, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer an amount equal to the Purchase Price multiplied by the Option Shares to be purchased on such Closing Date.

         (b) At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, and Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement. If at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, Issuer shall not have redeemed the Chemical Rights, or shall have issued any similar securities, then each Option Share issued pursuant to such exercise shall also represent a corresponding Chemical Right or new rights with terms substantially the same as and at least as favorable to Grantee as are provided under the Chemical Rights Agreement or any similar agreement then in effect.

         (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

         THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF AUGUST 27, 1995. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and
(ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

         4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

                (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer and constitutes a valid and binding obligation of Issuer, enforceable in accordance with its terms.

                (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to obtaining the governmental and other approvals and consents referred to herein, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to
         Section 6 upon
         exercise of the Option or any Substitute Option (as hereinafter defined). The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any Substitute Option pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

                (c) No Conflicts. Except as disclosed pursuant to the Merger Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any Violation pursuant to any provision of the Certificate of Incorporation or By-laws of Issuer or any Subsidiary of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Chemical Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any Subsidiary of Issuer or their respective properties or assets which Violation would, individually or in the aggregate, have a material adverse effect (as defined in the Merger Agreement) on Issuer.

                (d) Board Action. The Board of Directors of Issuer having approved this Agreement and the consummation of the transactions contemplated hereby, the provisions of Section 203 of the Delaware General Corporation Law do not and will not apply to this Agreement or the purchase of shares of Issuer Common Stock pursuant to this Agreement.

                (e) Rights Amendment. The Chemical Rights Agreement has been amended to provide that Grantee will not become an "Acquiring Person" or an "Adverse Person" and that no "Triggering Event," "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Chemical Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby and thereby, including the acquisition of shares of Issuer Common Stock by Grantee pursuant to this Agreement.

         5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

                (a) Due Authorization. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee and constitutes a valid and binding obligation of Grantee, enforceable in accordance with its terms.

                (b) No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any Violation pursuant to any provision of the Certificate of Incorporation or By-laws of Grantee or any Subsidiary of Grantee or, subject to obtaining any approvals or consents contemplated hereby, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Chase Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Grantee or any Subsidiary of Grantee or their respective properties or assets which Violation, individually or in the aggregate, would have a material adverse effect on Grantee.

                (c) Purchase Not for Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

         6. Adjustment upon Changes in Capitalization, etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

         (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall after such merger represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (I) the Acquiring Corporation (as defined below) or (II) any person that controls the Acquiring Corporation (any such person being referred to as "Substitute Option Issuer").

         (c) The Substitute Option shall have the same terms as the Option; provided that the exercise price therefor and number of shares subject thereto shall be as set forth in this Section 6 and the repurchase rights relating thereto shall be as set forth in Section 8; provided, further, that the Substitute Option shall be exercisable immediately upon issuance without the occurrence of a Purchase Event; and provided, further, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option (subject to the variations described in the foregoing provisos), such terms shall be as similar as possible and in no event less advantageous to Grantee. Substitute Option Issuer shall also enter into an agreement with Grantee in substantially the same form as this Agreement (subject to the variations described in the foregoing provisos), which shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as defined below) as is equal to the Assigned Value (as defined below) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as defined below), rounded up to the nearest whole share. The exercise price per share of Substitute Common Stock of the Substitute Option (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

         (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of outstanding Substitute Common Stock but for the limitation in the first sentence of this Section 6(e), Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 6(e) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this

Section 6(e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

         (f) Issuer shall not enter into any transaction described in Section 6(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 6 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value than other shares of common stock issued by Substitute Option Issuer (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision)).

         (g) For purposes hereof, the following terms have the following meanings:

                (1) "Acquiring Corporation" means (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving corporation and (iii) the transferee of all or substantially all of Issuer's assets or deposits.

                (2) "Assigned Value" means the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer has been made after the date hereof and prior to the consummation of the consolidation, merger or sale referred to in Section 6(b), (x) the price per share to be paid by any third party or the consideration per share to received by holders of Issuer Common Stock, in each case pursuant to the agreement with Issuer with respect to the consolidation, merger or sale referred to in Section 6(b), (y) the highest closing sales price per share for Issuer Common Stock quoted on the NYSE (or if such Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotation System or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the 12-month period immediately preceding the consolidation, merger or sale referred to in Section 6(b) and (z) in the event the transaction referred to in Section 6(b) is a sale of all or substantially all of Issuer's assets and/or deposits, an amount equal to (i) the sum of the price paid in such sale for such assets and/or deposits and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Grantee divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Grantee.

                (3) "Average Price" means the average closing sales price per share of a share of Substitute Common Stock quoted on the NYSE (or if such Substitute Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotation System or, if the shares of Substitute Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Substitute Option Issuer is Issuer, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Grantee may elect.

                (4) "Substitute Common Stock" means the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

         7. Repurchase of Option at the Election of Grantee. (a) At the request of Grantee at any time commencing (i) upon the first occurrence of a Repurchase Event (as defined below) and ending 18 months immediately thereafter and (ii) for 30 business days following the occurrence of either of the events set forth in clauses (i) and (ii) of Section 2(d) (but solely as to the shares of Issuer Common Stock with respect to which the required approval was not received), Issuer (or any successor entity thereof) shall repurchase from Grantee (I) the Option and (II) all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 7 is referred to as the "Section 7 Request Date". Such repurchase shall be at an aggregate price (the "Section 7 Repurchase Consideration") equal to:

             (A) the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership; plus

             (B) the excess, if any, of (x) the Applicable Price (as defined below) as of the Section 7 Request Date for a share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6(a)), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; plus

             (C) the excess, if any, of the Applicable Price as of the Section 7 Request Date over the Purchase Price paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable (subject to adjustment pursuant to Section 6(a))) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares; plus

             (D) the amount of the documented reasonable out-of-pocket expenses incurred by Grantee in connection with the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby, including reasonable accounting, investment banking and legal fees.

         (b) If Grantee exercises its rights under this Section 7, Issuer shall, within 10 business days after the Section 7 Request Date, pay the Section 7 Repurchase Consideration to Grantee in immediately available funds, and Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased hereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve or other regulatory authority is required in connection with the payment of all or any portion of the Section 7 Repurchase Consideration, Issuer shall deliver from time to time that portion of the
Section 7 Repurchase Consideration that it is not then so prohibited from paying and shall promptly provide the required notice or application for approval and shall expeditiously process the same (and Grantee shall cooperate with Issuer in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to the preceding sentence for the payment of the portion of the Section 7 Repurchase Consideration requiring such notification or approval shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If the Federal Reserve or any other regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 7, Issuer shall promptly give notice of such fact to Grantee and redeliver to Grantee the Option Shares it is then prohibited from repurchasing, and Grantee shall have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Section 7 Request Date less the number of shares as to which payment has been made pursuant to Section 7(a)(B); provided that if the Option shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth business day after such date, Grantee shall nonetheless have the right so to exercise the Option or exercise its rights under Section 10 until the expiration of such period of 30 business days. Notwithstanding anything herein to the contrary, Issuer shall not be obligated to repurchase the Option or any shares of Issuer Common Stock pursuant to this Section 7 on more than one occasion.

         (c) For purposes of this Agreement, the "Applicable Price," as of any date, means the highest of (i) the highest price per share at which a Tender Offer has been made for shares of Issuer Common Stock after the date hereof and on or prior to such date, (ii) the price per share to be paid by any third party for shares of Issuer Common Stock or the consideration per share to be received by holders of Issuer Common Stock, in each case pursuant to an agreement for a merger or other business combination transaction with Issuer entered into on or prior to such date or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the NYSE (or if Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the 60 business days preceding such date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

         (d) As used herein, a "Repurchase Event" means the occurrence of any of the Purchase Events specified in Section 2(b)(ii) or (iii).

         8. Repurchase of Substitute Option. (a) At the request of Grantee at any time after issuance of the Substitute Option, Substitute Option Issuer (or any successor entity thereof) shall repurchase from Grantee (I) the Substitute Option and (II) all shares of Substitute Common Stock purchased by Grantee pursuant to such Substitute Option with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this
Section 8 is referred to as the "Section 8 Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to:

             (i) the Substitute Option Price paid by Grantee for any shares of Substitute Common Stock acquired pursuant to the Substitute Option with respect to which Grantee then has beneficial ownership; plus

            (ii) the excess, if any, of (x) the Highest Closing Price (as defined below) for a share of Substitute Common Stock over (y) the Substitute Option Price (subject to adjustment pursuant to Section 6), multiplied by the number of shares of Substitute Common Stock with respect to which the Substitute Option has not been exercised; plus

           (iii) the excess, if any, of the Highest Closing Price over the Substitute Option Price paid (or, in the case of Substitute Common Stock with respect to which the Substitute Option has been exercised but the Closing Date has not occurred, payable (subject to adjustment pursuant to Section 6)) by Grantee for each share of Substitute Common Stock with respect to which the Substitute Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares; plus

            (iv) the amount of the documented reasonable out-of-pocket expenses incurred by Grantee in connection with the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby, including reasonable accounting, investment banking and legal fees.

         (b) If Grantee exercises its rights under this Section 8, Substitute Option Issuer shall, within 10 business days after the Section 8 Request Date, pay the Section 8 Repurchase Consideration to Grantee in immediately available funds, and Grantee shall surrender to Substitute Option Issuer the Substitute Option and the certificates evidencing the shares of Substitute Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve or other regulatory authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Substitute Option Issuer shall deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and shall promptly provide the required notice or application for approval and shall expeditiously process the same (and Grantee shall cooperate with Substitute Option Issuer in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to the preceding sentence for the payment of the portion of the Section 8 Repurchase Consideration requiring such notification or approval shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or
(ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If the Federal Reserve or any other regulatory authority disapproves of any part of Substitute Option Issuer's proposed repurchase pursuant to this Section 8, Substitute Option Issuer shall promptly give notice of such fact to Grantee and redeliver to Grantee the Substitute Common Stock it is then prohibited from repurchasing, and Grantee shall have the right to exercise the Substitute Option as to the number of shares of Substitute Common Stock for which the Substitute Option was exercisable at the Section 8 Request Date; provided that if the Substitute Option shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth business day after such date, Grantee shall nonetheless have the right so to exercise the Substitute Option or exercise its rights under Section 10 until the expiration of such period of 30 business days. Notwithstanding anything herein to the contrary, Substitute Option Issuer shall not be obligated to repurchase the Substitute Option or any shares of Substitute Common Stock pursuant to this Section 8 on more than one occasion.

         (c) For purposes of this Agreement, the "Highest Closing Price" means the highest closing sales price for shares of Substitute Common Stock quoted on the NYSE (or if the Substitute Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the shares of Substitute Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the six-month period preceding the Section 8 Request Date.

         9. Mandatory Repurchase of Option. (a) In the event that any person who has participated in a Purchase Event enters into any agreement or understanding with Grantee with respect to Grantee's exercise of, or its election not to exercise, any of Grantee's rights set forth in Section 2 or 7 of this Agreement, Grantee shall, by written notice to Issuer, require that Issuer repurchase, and Issuer shall repurchase, (I) the Option and (II) all (but not less than all) the shares of Issuer Common Stock purchased by Grantee pursuant hereto and with respect to which Grantee then has beneficial ownership; provided, however, that the parties shall not be obligated to effect such mandatory repurchase if the Board of Directors of Issuer determines, after having consulted with and considered the written advice of outside counsel, that such mandatory repurchase would cause the members of the Board of Directors to breach their fiduciary duties; and provided, further, that any such determination by the Board of Directors of Issuer shall not operate to limit Grantee's rights pursuant to
Section 7 hereof. The date of Grantee's written notice referred to above is referred to as the "Section 9 Notice Date". Such repurchase shall be at an aggregate price (the "Section 9 Repurchase Consideration") equal to:

             (i) the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership; plus

            (ii) the excess, if any, of (x) the Applicable Price as of the
         Section 9 Notice Date for a share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6(a)), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; plus

           (iii) the excess, if any, of the Applicable Price as of the Section 9 Notice Date over the Purchase Price paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable (subject to adjustment pursuant to Section 6(a))) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares; plus

            (iv) the amount of the documented reasonable out-of-pocket expenses incurred by Grantee in connection with the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby, including reasonable accounting, investment banking and legal fees.

         (b) Notwithstanding the provisions of Section 9(a), within 30 days following the Section 9 Notice Date, Grantee may deliver an Offeror's Notice pursuant to Section 11, in which case the provisions of Section 11 and not those of this Section 9 shall control. If Grantee does not deliver an Offeror's Notice within such 30-day period, Issuer shall, within 10 business days after the expiration of such 30-day period or, if applicable, upon abandonment of the transaction covered by such Offeror's Notice, pay the Section 9 Repurchase Consideration in immediately available funds, and Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased hereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If the Federal Reserve or any other regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 9, Issuer shall promptly give notice of such fact to Grantee and thereafter deliver or cause to be delivered from time to time to Grantee the portion of the Section 9 Repurchase Consideration that Issuer is no longer prohibited from delivering, within five business days after the date on which it is no longer so prohibited.

         (c) If, prior to the date which is 18 months after the Section 9 Notice Date, Issuer enters into, or is the subject of, any transaction which would have constituted a Repurchase Event hereunder but for the prior repurchase by Issuer of the Option and shares of Issuer Common Stock under this Section 9, then concurrently with the occurrence of such event, Issuer shall pay to Grantee, as additional consideration for the Option and shares of Issuer Common Stock purchased by Issuer pursuant to this Section, an amount in immediately available funds equal to the excess, if any, of (i) the Section 9 Repurchase Consideration calculated as if the Section 9 Notice Date had occurred on the date of such Repurchase Event over (ii) the amount previously paid by Issuer to Grantee pursuant to this Section 9.

         (d) In the event that Issuer is, as a result of law or regulation, prohibited from performing any of its obligations under this Section 9, Issuer shall not thereafter enter into any Acquisition Transaction unless the other parties thereto agree to assume Issuer's obligations under this Section 9 to the extent not previously performed. The foregoing sentence shall not operate to limit or waive any remedies Grantee may have against Issuer for Issuer's failure to perform its obligations under this Section 9.

         10. Registration Rights. Issuer shall, if requested by Grantee at any time and from time to time (a) within three years of the first exercise of the Option or (b) for 30 business days following the occurrence of either of the events set forth in clauses (i) and (ii) of Section 2(d) or receipt by Grantee of official notice that an approval of the Federal Reserve or any other regulatory authority required for a repurchase as contemplated hereby would not be issued or granted (but solely as to the securities or portion of the Option with respect to which the required approval was not received), as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf' registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use all reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall own beneficially more than 2% of the then outstanding voting power of Issuer. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. In the event that Grantee requests Issuer to file a registration statement following the failure to obtain a required approval for an exercise of the Option as described in Section 2(d), the closing of the sale or other disposition of Issuer Common Stock or other securities pursuant to such registration statement shall occur substantially simultaneously with the exercise of the Option. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 60 days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. Any registration statement prepared and filed under this Section 10, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the time periods referred to in the first sentence of this Section 10 Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow Grantee the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for Grantee under this Section 10; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 10, Issuer and Grantee shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

         11. First Refusal. At any time after the first occurrence of a Purchase Event and prior to the later of (a) the expiration of 24 months immediately following the first purchase of shares of Issuer Common Stock pursuant to the Option and (b) the termination of the Option pursuant to Section 2(a), if Grantee shall desire to sell, assign, transfer or otherwise dispose of all or any of the Option or the shares of Issuer Common Stock or other securities acquired by it pursuant to the Option, it shall give Issuer written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase the Option or such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by Grantee to Issuer, which may be accepted within 10 business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which Grantee is proposing to transfer the Option or such shares or other securities to such transferee. The purchase of the Option or any such shares or other securities by Issuer shall be settled within 10 business days of the date of the acceptance of the offer and the purchase price shall be paid to Grantee in immediately available funds; provided that, if prior notification to or approval of the Federal Reserve or any other regulatory authority is required in connection with such purchase, Issuer shall promptly file the required notice or application for approval and shall expeditiously process the same (and Grantee shall cooperate with Issuer in the filing of any such notice or application and the obtaining of any such approval) and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (a) any required notification period has expired or been terminated or (b) such approval has been obtained and, in either event, any requisite waiting period shall have passed. In the event of the failure or refusal of Issuer to purchase all of the Option or all of the shares or other securities covered by an Offeror's Notice or if the Federal Reserve or any other regulatory authority disapproves Issuer's proposed purchase of any portion of the Option or such shares or other securities, Grantee may, within 60 days from the date of the Offeror's Notice (subject to any necessary extension for regulatory notification, approval or waiting periods), sell all, but not less than all, of such portion of the Option or such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice. The requirements of this
Section 11 shall not apply to (w) any disposition as a result of which the proposed transferee would own beneficially not more than 2% of the outstanding voting power of Issuer, (x) any disposition of Issuer Common Stock or other securities by a person to whom Grantee has assigned its rights under the Option with the consent of Issuer, (y) any sale by means of a public offering registered under the Securities Act in which steps are taken to reasonably assure that no purchaser will acquire securities representing more than 2% of the outstanding voting power of Issuer or (z) any transfer to a wholly owned Subsidiary of Grantee which agrees in writing to be bound by the terms hereof.

         12. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE, Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE and will use its best efforts to obtain approval of such listing as soon as practicable.

         13. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         14. Miscellaneous. (a) Expenses. Except as otherwise provided in Sections 7, 8, 9 and 10, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) Entire Agreement; No Third-Party Beneficiary; Severability. Except as otherwise set forth in the Merger Agreement, this Agreement (including the Merger Agreement and the other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock or Substitute Common Stock as provided in Sections 2, 7 and 8 (as adjusted pursuant to Section 6), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law rules.

         (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Grantee to:

           The Chase Manhattan Corporation
           1 Chase Manhattan Plaza
           New York, New York  10081
           Attention:  General Counsel
           Telecopier No.:  (212) 552-5378

         with a copy to:

           H. Rodgin Cohen, Esq.
           Sullivan & Cromwell
           125 Broad Street
           New York, New York 10004
           Telecopier No.:  (212) 558-3588

         If to Issuer to:

           Chemical Banking Corporation
           270 Park Avenue
           New York, New York  10017
           Attention:  General Counsel
           Telecopier No.:  (212) 270-4288

         with a copy to:

           Simpson Thacher & Bartlett
           425 Lexington Avenue
           New York, New York 10017
           Attention:  Lee Meyerson, Esq.
           Telecopier No.:  (212) 455-2502

         (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned Subsidiary of Grantee and that Grantee may assign all or part of its rights hereunder to any person after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                    THE CHASE MANHATTAN CORPORATION


                                    by
                                        ---------------------------
                                        Name:
                                        Title:


                                    CHEMICAL BANKING CORPORATION


                                    by
                                        ---------------------------
                                        Name:
                                        Title:

                                                                  EXHIBIT 4.1(m)


                           EMPLOYEE BENEFITS AGREEMENT

                  EMPLOYEE BENEFITS AGREEMENT, dated as of August 27, 1995 (this "Agreement"), between CHEMICAL BANKING CORPORATION ("Chemical"), a Delaware corporation, and THE CHASE MANHATTAN CORPORATION ("Chase"), a Delaware corporation.

                  WHEREAS, Chemical and Chase are entering into an Agreement and Plan of Merger (the "Merger Agreement") dated as of the date hereof providing for the merger of Chase into Chemical;

                  WHEREAS, concurrently therewith Chemical and Chase are entering into this Agreement in order to cover various employee benefit matters relating to the Merger; and

                  WHEREAS, Chemical and Chase wish to achieve consistency, where appropriate, between the treatment of Chemical and Chase employees and Chase wishes to give effect to its intent, in the context of an approved change in control (as further described herein) to amend or interpret its plans so that the merger does not, of itself, result in the acceleration of vesting and payments thereunder, to the extent permitted by the applicable employee plans or arrangements, or by law;

                  NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein and in the Merger Agreement, the parties hereto agree as follows:

         1.       Definitions.

                  All capitalized terms in this Agreement shall have the same meanings as set forth therefor in the Merger Agreement unless otherwise specified herein.

         2.       Executive Agreements.

                  Promptly after the execution and delivery of the Merger Agreement, Chase shall offer to its officers who are parties to individual agreements (the "Chase Executive Agreements") with Chase concerning their termination of employment after the occurrence of a Change in Control (as defined therein) to modify such Chase Executive Agreements in the manner agreed upon between Chemical and Chase. Such modified Agreements shall be referred to hereafter as the "Revised Chase Executive Agreements."

                  If any such officer of Chase whose individual agreement expires on December 31, 1995 does not accept the offer described above, then prior to September 30, 1995, Chase shall provide such officer a notice pursuant to Section 2 of his or her Chase Executive Agreement that the term of such Chase Executive

Agreement shall not be extended beyond December 31, 1995 except as otherwise provided in Section 2 of such agreement.

                  Promptly after the execution and delivery of the Merger Agreement, Chemical will offer to approximately 40 executives of Chemical, at the Executive Vice-President level or higher, to enter into agreements with them (the "Chemical Executive Agreements") concerning their termination of employment after the occurrence of the shareholder approval of the Merger in a form agreed upon between Chemical and Chase and providing for benefits equivalent or comparable to those in the Revised Chase Executive Agreements, with appropriate adjustments to reflect differences in existing benefit and compensation plans between Chemical and Chase. Any existing individual contracts between Chemical and its executives will not be renewed or modified by Chemical to extend their terms.

         3.       Special Severance Plan.

                  Chase hereby represents to Chemical that, prior to a "Potential Change in Control," as defined in such Plan, Chase amended its Special Severance Plan for certain key management personnel (the "Chase Special Severance Plan") to provide that with respect to any Approved Change in Control (as defined therein), the term "Good Reason," as used in such Plan, shall be defined as set forth in Exhibit A hereto, and the severance payment schedule in the event of an eligible termination of employment shall be amended as set forth in Exhibit B. This Plan, as amended, shall apply to eligible terminations occurring on or after the date of this Agreement.

                  Chemical hereby represents to Chase that it has adopted or may adopt a special severance plan for approximately 385 key management personnel of Chemical at or above Chemical's salary grade 380 providing for severance benefits equivalent to those afforded by Chase to its key management personnel under the Chase Special Severance Plan, as amended pursuant to the preceding paragraph. This Plan shall apply to eligible terminations occurring on or after the date of this Agreement.

         4.       General Severance Plans.

                  Chemical and Chase hereby represent and agree that the severance pay to be provided to all employees of Chemical and Chase (and their respective subsidiaries) under their respective current severance or salary continuation plans whose positions are eliminated between the date of this Agreement and the second anniversary of the effective date of the Merger, and who are not covered by the arrangements referred to in Sections 2 and 3 of this Agreement, shall be as set forth in Exhibit C hereto.

         5.       Long Term Incentive Plans.

                  Chase hereby represents that, prior to the execution and delivery of the Merger Agreement (and prior, where applicable, to a "Potential Change in Control," as defined in a plan subject to this Section 5), as Chase always contemplated in the case of a strategic business combination of the kind contemplated by the Merger Agreement, it amended its 1987/1982 Long-Term Incentive Plan and the Compensation Committee of its Board of Directors (the "Chase Compensation Committee") amended its 1994 Long-Term Incentive Plan so that:

                  (a) there shall be no acceleration of vesting of restricted stock, restricted stock units, performance share units or other equity interests granted under any of the Long-Term Incentive Plans (collectively, the "Equity Awards") or acceleration of exercisability of options or stock appreciation rights (collectively, the "Options") granted thereunder, upon the occurrence of an Approved Change in Control;

                  (b) any unvested Equity Awards, and any Options that are not yet exercisable, granted to an employee of Chase and/or a subsidiary of Chase prior to the date hereof shall become vested or exercisable, as the case may be, upon a termination of such employee's employment after an Approved Change in Control for any reason other than by Chase (and its subsidiaries) or by the Surviving Corporation (and its subsidiaries) for "Cause" or by such employee for other than for "Good Reason," (as such terms are defined in the participant's Revised Chase Executive Agreement, the amended Chase Manhattan Corporation Special Severance Plan or the amended Chase Manhattan 1994 Long Term Incentive Plan, as applicable to such employee) at any time after the Approved Change in Control; and

                  (c) the definition of Good Reason in each such Long Term Incentive Plan shall contain no reference to the participant's job status or responsibilities.

                  In addition, as otherwise provided in the applicable Long-Term Incentive Plan, in the event of a termination described in (b) above the Options shall remain exercisable for two years from the date of such employee's termination unless they expire prior to such two-year period in accordance with their original terms.

                  Chemical hereby represents that it will continue its practice of providing for acceleration of vesting of restricted stock and restricted stock units, (except those relating to its outstanding grants of Performance Accelerated Restricted Stock ("PARS"), which are provided for in Section 11 below) and accelerated exercisability of stock options granted under such plans, as well as providing for a two-year exercise period for such accelerated options, in the event of a job elimination, and that it will utilize the same definition of "Good Reason" in administering its plans as set forth in Section 5(b) with respect to Chase's plans.

         6.       Stock Option Program for Employees.

                  Chase hereby represents that it will administer its Stock Option Program for Employees so that no more than 200,000 exercise-sales thereunder can be made on any one day.

         7.       Supplemental Benefit Plans.

                  Chase hereby represents that prior to execution and delivery of the Merger Agreement (and prior, where applicable, to a "Potential Change in Control" as defined in one or more such Plans), it has caused The Chase Manhattan Bank, N.A. ("Chase Bank") to amend its Supplemental Benefit Plan, its TRA 86 Supplemental Benefit Plan and its Supplemental Retirement Plan to provide that an Approved Change in Control will not constitute a Change in Control for the purposes of any of such Plan; provided, however, that any vesting of plan benefits that would have occurred under such Plans if the Approved Change in Control had been a Change in Control shall occur upon the termination of a Plan participant's employment by Chase (and its subsidiaries) or by the Surviving Corporation (and its subsidiaries) unless such termination is by Chase for "cause" or by the Plan participant's resignation other than for "good reason" (as each such term is defined in the participant's Revised Chase Executive Agreement, the amended Chase Manhattan Corporation Special Severance Plan or the amended Chase Manhattan 1994 Long Term Incentive Plan, as applicable to such Plan participant, in the latter case without regard to a participant's job status or responsibilities).

                  Chemical shall amend the supplemental plans of Chemical and its subsidiaries to provide for treatment of participants in such plans equivalent to the treatment of Chase employees under the foregoing Chase amendments.

         8.       Retirement and Family Benefits Plan.

                  Chase hereby represents that prior to execution and delivery of the Merger Agreement, it amended its Retirement and Family Benefits Plan, to the extent permitted by law and consistent with maintaining its qualified status under the Code, to provide that an Approved Change in Control in 1995 or 1996 will not constitute a Change in Control for the purposes of such Plan. The principal effect of such amendment will be that no acceleration of vesting shall occur with respect to any employee who, on the date of the amendment, has less than three years of service for vesting purposes under the Plan.

                  Chemical will amend the Retirement Plan of Chemical Bank and Certain Affiliated Companies and any qualified defined benefit plan of any Chemical subsidiary to produce the same result with respect to plan participants as was produced with respect to similarly situated employees of Chase by the foregoing Chase amendments.

         9.       Thrift-Incentive Plan.

                  Chase hereby represents that prior to execution and delivery of the Merger Agreement, it amended its Thrift-Incentive Plan, to the extent permitted by law and consistent with maintaining its qualified status under the Code, to provide that the Approved Change in Control in 1995 or 1996 will not constitute a Change in Control for the purposes of such Plan. The principal effect of such amendment will be that no acceleration of vesting shall occur with respect to any employee who, on the date of the amendment, has less than three years of service for vesting purposes under the Plan.

                  Chemical will amend the Savings Incentive Plan of Chemical Bank and Certain Affiliated Companies and any qualified defined contribution plan of any Chemical subsidiary to produce the same result with respect to plan participants as was produced with respect to similarly situated employees of Chase by the foregoing Chase amendments.

         10.      Three Year Incentive Arrangement for Certain Executive
Officers.

                  Chase hereby represents that, prior to the execution and delivery of the Merger Agreement, the Chase Compensation Committee amended Chase's Three Year Incentive Arrangement for Certain Executive Officers to provide that the Chase Compensation Committee shall have the authority to reduce the amount of any award that would be payable under the Plan (and/or to impose additional conditions upon the payment of such award) on account of an Approved Change in Control.

         11.      Management Incentive Plan.

                  Chase hereby represents that prior to execution and delivery of the Merger Agreement, it caused Chase Bank to amend its Management Incentive Plan to provide that an Approved Change in Control will not constitute a Change in Control for the purposes of such Plan.

                  In addition, with respect to the grant by the Compensation Committee of Chase Bank of a three year award arrangement intended to parallel the Three Year Arrangement for Certain Executive Officers (as described in
Section 10 above), Chase hereby represents that, prior to the execution and delivery of the Merger Agreement, it has caused the Compensation Committee of Chase Bank to amend such arrangement to provide that:

                  (a) an Approved Change in Control will not constitute a Change in Control for the purposes of such Arrangement; and

                  (b) the Compensation Committee of Chase Bank will determine, on or about the date hereof, the amount to be awarded with respect to achievement of the $52 target and such amount will be paid out in cash within 30 days after the date hereof. If the $60 target (as adjusted to reflect the Merger) is met on or before March 31, 1997, the Compensation Committee of the successor to the Chase Bank will then determine the amount payable with respect to the achievement of such target. If, prior to March 31, 1997, the executive's employment is terminated without "cause" or the executive resigns for "good reason," (each as defined in the executive's Revised Chase Executive Agreement, the amended Chase Manhattan Corporation Special Severance Plan or the amended Chase Manhattan 1994 Long Term Incentive Plan, as applicable to such executive) the executive will be entitled to a subsequent payout of the amount payable for the $60 target if such target is reached after termination of employment.

                  Chemical will afford holders of PARs the same treatment described above, except that (i) if the Executive's employment is terminated without "cause" or the executive resigns for "good reason" (as defined above) prior to the applicable vesting date, a portion of the restricted shares shall become immediately vested, without regard to the attainment of any stock value targets, in accordance with Chemical's prevailing practice and (ii) the stock value targets of $55, $60 and $65 shall be preserved and the applicable vesting date will be adjusted to reflect Chemical's PARs program.

         12.      Annual Incentive Compensation Deferrals.

                  Chase hereby represents that prior to execution and delivery of the Merger Agreement, it amended its Annual Incentive Compensation Plan Deferral Program to provide that an Approved Change in Control will not constitute a Change in Control for the purposes of such Program.

         13.      Annual Incentive Arrangement for Certain Executive
Officers.

                  Chase hereby represents that prior to execution and delivery of the Merger Agreement, the Chase Compensation Committee has determined that any awards that may be deferred under Chase's Annual Incentive Arrangement for Certain Executive Officers for 1995 or 1996 shall be deferred under principles and procedures substantially identical to those applicable to the plan described in the first paragraph of Section 11.

         14.      Director Plans.

                  Chase hereby represents that prior to execution and delivery of the Merger Agreement, it amended all of its plans and arrangements for compensation and benefits for outside directors to provide that an Approved Change in Control will not constitute a Change in Control for the purposes of any such plans or arrangements.

         15.      Assumption of Obligations by Surviving Corporation.

                  Upon the Merger, Chemical and Chase agree that the Surviving Corporation will expressly assume and perform the respective obligations of Chase and Chemical under each of the agreements, arrangement plans and programs described in Section 2 and 3 of this Agreement.

         16.      No Third Party Beneficiaries.

                  It is the express understanding and intention of the parties hereto that no current, future or former employee of Chemical or Chase or any other person or entity shall be deemed to be a third party beneficiary or to have or acquire any right with respect to or to enforce the provisions of this Agreement, and that nothing in this Agreement shall be deemed to constitute a plan or an amendment to any plan, program, agreement or arrangement.

                  IN WITNESS WHEREOF, Chemical and Chase have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                             THE CHASE MANHATTAN CORPORATION


                                             By:
                                                 --------------------------
                                                 Name:
                                                 Title:


                                             CHEMICAL BANKING CORPORATION


                                             By:
                                                 --------------------------
                                                 Name:
                                                 Title:

                                                                       Exhibit A


                                   Good Reason


"Good Reason" for termination by the Participant* of the Participant's employment shall mean the occurrence (without the Participant's express written consent) of any one of the following acts, or failure to act, unless, in the case of any act or failure to act described in clause (2), (3), (4) or (5) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

         (1) a reduction in the Participant's Annual Base Salary as in effect on the date the Participant first became a Participant in the Plan or as the same may be increased from time to time;

         (2) the failure by the Participant's primary employer to pay to the Participant any portion of the Participant's current compensation, or the failure by Chase or any Subsidiary to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program within seven days of the date such compensation is due;

         (3) the failure by Chase or a Subsidiary to pay to the Participant by February 15 following any calendar year an annual cash bonus for such calendar year that, in the reasonable, good faith judgment of the Compensation Committee of the Board of Directors of Chase or the Corporate Human Resources Executive of Chase, fairly reflects the performance of the Participant, any unit or units (or portions thereof) for which the Participant was responsible and Chase as a whole during such calendar year; provided that the Participant may not claim that a bonus equal to or greater than the highest annual bonus paid to the Participant for any of the three calendar years immediately preceding the Change in Control does not fairly reflect such performance;

         (4) the failure by Chase or a Subsidiary to include the Participant in any other employee benefit or compensation plan or arrangement on a basis reasonably comparable to that of other participants in the Plan having responsibilities of equal importance to those of the Participant; provided, however, that failure to include the Participant in a plan or arrangement designed for a general category of positions that does not include the Participant's position, as determined in good faith by the Compensation Committee of the Board of Directors of Chase or the Corporate Human Resources Executive of Chase, shall not be considered Good Reason;


- --------
* Capitalized terms shall have the meanings set forth therefor in the Chase Manhattan Corporation Special Severance Plan.

         (5) any purported termination of the Participant's employment which is not effected pursuant to a Notice of Termination and, for purposes of the Plan, no such purported termination shall be effective.

         A Participant's right to terminate employment for Good Reason shall not be affected by the Participant's incapacity due to physical or mental illness. The Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                                                                       EXHIBIT B

                         Chase Special Severance Plan -

         (c)      Amount of Severance Benefits.

                  (1) Lump Sum Severance Payment. A Participant's Lump Sum Severance Payment shall be an amount equal to the sum of (i) the Participant's Annual Base Salary, and (ii) the number of Weeks of Annual Base Salary determined by reference to the schedule set forth below based on the Participant's length of full-time service with Chase and its subsidiaries:

                  Lump Sum Severance Payment Schedule

                                                         Weeks of
Length of Service                                   Annual Base Salary
- -----------------                                   ------------------
0 - 2 years                                               Eight

More than 2 years                                   3 weeks for each complete
                                                    year of service

Notwithstanding the foregoing, the Lump-Sum Severance Payment determined under this subsection (1) may not exceed 104 Weeks of Annual Base Salary.

                                                                       EXHIBIT C


                         Chase General Severance Plan -


Each eligible employee shall be entitled to a lump sum severance payment determined by reference to the schedule set forth below based on the employee's length of full-time service with Chase and its subsidiaries and the employee's base salary:

                           Severance Payment Schedule

                                                            Weeks of
Length of Service                                          Base Salary
- -----------------                                          -----------
0 - 2 years                                                   Eight

More than 2 years                                    3 weeks for each complete
                                                     year of service

         In addition, each such Participant who shall have completed 25 years or more of full-time service with Chase and its subsidiaries on or before December 31, 1995 shall be entitled to an additional 26 weeks of Annual Base Salary.

Notwithstanding the foregoing, the number of weeks of base salary to be provided hereunder shall not exceed 104 weeks.

Eligible employees would be continued in the health and welfare plans for the number of weeks equal to the weeks of base salary upon which their severance payment is computed during which they receive salary continuation. Any remaining COBRA coverage would begin after that period.

                                                                  EXHIBIT 5.5(a)


The Chase Manhattan Corporation
1 Chase Manhattan Plaza
New York, New York  10081

Chemical Banking Corporation
270 Park Avenue
New York, New York  10017


Ladies and Gentlemen:

                 I have been advised that as of the date hereof I may be deemed to be an "affiliate" of The Chase Manhattan Corporation, a Delaware corporation ("Chase"), as the term "affiliate" is (i) defined for purposes of paragraphs
(c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of August 27, 1995 (the "Agreement"), between Chemical Banking Corporation, a Delaware corporation ("Chemical"), and Chase, Chase will be merged with and into Chemical (the "Merger").

                 As a result of the Merger, I may receive shares of Common Stock, par value $1.00 per share, of Chemical ("Chemical Common Stock") or shares of one or more series of preferred stock, par value $1.00 per share, of Chemical ("Chemical Preferred Stock") in exchange for, respectively, shares (or options for shares) owned by me of Common Stock, par value $2.00 per share, of Chase ("Chase Common Stock") or shares of one or more series of preferred stock, without par value, of Chase ("Chase Preferred Stock"). The Chemical Common Stock and the Chemical Preferred Stock are referred to herein collectively as the "Chemical Securities".

                 I represent, warrant and covenant to Chemical and Chase that in the event I receive any Chemical Securities as a result of the Merger:

                 A. I shall not make any sale, transfer or other disposition of the Chemical Securities in violation of the Act or the Rules and Regulations.

                 B. I have carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Chemical Securities, to the extent I felt necessary, with my counsel or counsel for Chase.

                 C. I have been advised that the issuance of Chemical Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger was submitted for a vote of the stockholders of Chase, (a) I may be deemed to have been an affiliate of Chase and (b) the distribution by me of the Chemical Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of Chemical Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Chemical, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                 D. I understand that, except as provided in the Agreement in Section 5.8(c), Chemical is under no obligation to register the sale, transfer or other disposition of the Chemical Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                 E. I also understand that stop transfer instructions will be given to Chemical's transfer agents with respect to the Chemical Securities and that there will be placed on the certificates for the Chemical Securities issued to me, or any substitutions therefor, a legend stating in substance:

                          "The shares represented by this certificate were
                 issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with
                 the terms of an agreement dated           , 199  between the
                 registered holder hereof and Chemical Banking Corporation, a copy of which agreement is on file at the principal offices of Chemical Banking Corporation."

                 F. I also understand that unless the transfer by me of my Chemical Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Chemical reserves the right to put the following legend on the certificates issued to my transferee:

                          "The shares represented by this certificate have not
                 been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

                 It is understood and agreed that the legend set forth in paragraph E or F above, as the case may be, shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Chemical a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Chemical, to the effect that such legend is not required for purposes of the Act.

                 I further represent to and covenant with Chemical and Chase that I have not, within the 30 days prior to the Effective Time (as defined in the Agreement), sold, transferred or otherwise disposed of any shares of the capital stock of Chase or Chemical held by me and that I will not sell, transfer or otherwise dispose of any shares of Chemical Securities received by me in the Merger or other shares of the capital stock of Chemical until after such time as results covering at least 30 days of combined operations of Chase and Chemical have been published by Chemical, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations.

                 By its acceptance hereof, Chemical agrees, for a period of two years after the Effective Time (as defined in the Agreement), that it, as the surviving corporation, will file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 144(c) under the Act are satisfied and the resale provisions of Rules 145(d)(1) and (2) under the Act are therefore available to me in the event I desire to transfer any Chemical Securities issued to me in the Merger.

                 By signing this letter, without limiting or abrogating my agreements set forth above, I do not admit that I am an "affiliate" of Chase within the meaning of the Act or the Rules and Regulations, and I do not waive any right I may have to object to any assertion that I am such an affiliate.

                                        Very truly yours,


                                        _________________________
                                        Name:


Accepted this     day of
                  , 199_, by

THE CHASE MANHATTAN CORPORATION


By:____________________________
     Name:
     Title:


CHEMICAL BANKING CORPORATION


By:____________________________
     Name:
     Title:

                                                                  EXHIBIT 5.5(b)

Chemical Banking Corporation
270 Park Avenue
New York, New York  10017

The Chase Manhattan Corporation
1 Chase Manhattan Plaza
New York, New York  10081

Ladies and Gentlemen:

                 I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Chemical Banking Corporation, a Delaware corporation ("Chemical"), as the term "affiliate" is (i) defined for purposes of paragraphs
(c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of August 27, 1995 (the "Agreement"), between Chemical and The Chase Manhattan Corporation, a Delaware corporation ("Chase"), Chase will be merged with and into Chemical (the "Merger").

                 As a result of the Merger, I may receive shares of Common Stock, par value $1.00 per share, of Chemical ("Chemical Common Stock") or shares of one or more series of preferred stock, par value $1.00 per share, of Chemical ("Chemical Preferred Stock") in exchange for, respectively, shares (or options for shares) owned by me of Common Stock, par value $2.00 per share of Chase ("Chase Common Stock") or shares of one or more series of preferred stock, without par value, of Chase ("Chase Preferred Stock"). The Chemical Common Stock and the Chemical Preferred Stock are referred to herein collectively as the "Chemical Securities".

                 I represent, warrant and covenant to Chemical and Chase that in the event I receive any Chemical Securities as a result of the Merger:

                 A. I shall not make any sale, transfer or other disposition of the Chemical Securities in violation of the Act or the Rules and Regulations.

                 B. I have carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Chemical Securities, to the extent I felt necessary, with my counsel or counsel for Chemical.

                 C. I have been advised that the issuance of Chemical Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger was submitted for a vote of the stockholders of Chemical, (a) I may be deemed to have been an affiliate of Chemical and (b) the distribution by me of the Chemical Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of Chemical Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Chemical, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                 D. I understand that, except as provided in the Agreement in Section 5.8(c), Chemical is under no obligation to register the sale, transfer or other disposition of the Chemical Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                 E. I also understand that stop transfer instructions will be given to Chemical's transfer agents with respect to the Chemical Securities and that there will be placed on the certificates for the Chemical Securities issued to me, or any substitutions therefor, a legend stating in substance:

                          "The shares represented by this certificate were
                 issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with
                 the terms of an agreement dated                 , 199_ between
                 the registered holder hereof and Chemical Banking Corporation, a copy of which agreement is on file at the principal offices of Chemical Banking Corporation."

                 F. I also understand that unless the transfer by me of my Chemical Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Chemical reserves the right to put the following legend on the certificates issued to my transferee:

                          "The shares represented by this certificate have not
                 been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

                 It is understood and agreed that the legend set forth in paragraph E or F above, as the case may be, shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Chemical a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Chemical, to the effect that such legend is not required for purposes of the Act.

                 I further represent to and covenant with Chemical and Chase that I have not, within the 30 days prior to the Effective Time (as defined in the Agreement), sold, transferred or otherwise disposed of any shares of the capital stock of Chemical or Chase held by me and that I will not sell, transfer or otherwise dispose of any shares of Chemical Securities received by me in the Merger or other shares of the capital stock of Chemical until after such time as results covering at least 30 days of combined operations of Chase and Chemical have been published by Chemical, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations.

                 By its acceptance hereof, Chemical agrees, for a period of two years after the Effective Time (as defined in the Agreement), that it, as the surviving corporation, will file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 144(c) under the Act are satisfied and the resale provisions of Rules 145(d)(1) and (2) under the Act are therefore available to me in the event I desire to transfer any Chemical Securities issued to me in the Merger.

                 By signing this letter, without limiting or abrogating my agreements set forth above, I do not admit that I am an "affiliate" of Chemical within the meaning of the Act or the Rules and Regulations, and I do not waive any right I may have to object to any assertion that I am such an affiliate.


                                                       Very truly yours,


                                                       _________________________
                                                       Name:
                                                       Title:


Accepted this     day of
                 , 199_, by

CHEMICAL BANKING CORPORATION


By:________________________________
     Name:
     Title:


THE CHASE MANHATTAN CORPORATION


By:________________________________
     Name:
     Title:

                                                                 Exhibit 5.10(a)

                  BOARD OF DIRECTORS OF SURVIVING CORPORATION*


Chemical Banking Corporation                   The Chase Manhattan Corporation
- ----------------------------                   -------------------------------

Frank A. Bennack, Jr.                          Susan V. Berresford
Michel C. Bergerac                             M. Anthony Burns
Randolph W. Bromery                            Jairo A. Estrada
Charles W. Duncan, Jr.                         James L. Ferguson
Melvin R. Goodes                               H. Laurance Fuller
George V. Grune                                William H. Gray, III
William B. Harrison, Jr.                       David T. Kearns
Harold S. Hook                                 E. Michel Kruse
Helene L. Kaplan                               Thomas G. Labrecque
J. Bruce Llewellyn                             Delano E. Lewis
John P. Mascotte                               Paul W. MacAvoy
John F. McGillicuddy                           John H. McArthur
Edward D. Miller                               David T. McLaughlin
Walter V. Shipley                              Edmund T. Pratt, Jr.
Andrew C. Sigler                               Henry B. Schacht
Michael I. Sovern                              Donald H. Trautlein
John R. Stafford
W. Bruce Thomas
Marina V. N. Whitman
Richard D. Wood





______________________________

*    Subject to regularly scheduled retirements.

                                                                 Exhibit 5.10(b)

                       OFFICERS OF SURVIVING CORPORATION

Walter V. Shipley: Chairman of the Board,* Chief Executive Officer* and a Director.*

Thomas G. Labrecque: President*, Chief Operating Officer* and a Director.*

Edward D. Miller: Senior Vice Chairman* and a Director,* with responsibility for regional banking, nationwide consumer services and technology.

William B. Harrison Jr.: Vice Chairman* and a Director,* with responsibility for global wholesale banking, including private banking.

E. Michel Kruse: Vice Chairman* and a Director,* with responsibility for market and credit risk management, finance, and information and transaction services.

Each of the above officers will be a member of the Office of the Chairman.

                                    *  *  *

Reporting to Mr. Miller:

- -  Donald L. Boudreau, vice chairman** in charge of retail credit products.

- - Michael Hegarty, vice chairman** in charge of deposit and investment products.

- -  Denis J. O'Leary, chief information officer.**

- - Marc J. Shapiro, chairman, president and chief executive officer of Texas Commerce Bank, N.A.

- -  Joseph G. Sponholz, chief administrative officer.**

- - William H. Turner, vice chairman** in charge of middle market banking and community development.

- - Michael Urkowitz, executive vice president** in charge of consumer product integration. Mr. Urkowitz will report jointly to Mr. Hegarty and Mr. Boudreau.

   Reporting to Mr. Harrison:

- - Donald H. Layton, vice chairman** in charge of global capital markets, trading and treasury.

- - James B. Lee Jr., senior executive vice president** in charge of global investment banking.

- -  Arjun K. Mathrani, in charge of global client management.***

- - James W. Zeigon, executive vice president** in charge of global asset management and private banking.


__________________________________

*    This title is for both the holding company level and the bank level.

** This title is at the operating company level (i.e., bank or securities subsidiary).

***  Title to be determined.

Reporting to Mr. Kruse:

- - Richard J. Matteis, group executive** in charge of information and transaction services.

- -  William J. Moran,*** senior vice president and general auditor.*

- -  Peter J. Tobin, chief financial officer.*

Named to the following senior corporate staff positions:

- - A. Wright Elliott, executive vice president** in charge of marketing resources and corporate communications.

- -  John J. Farrell, executive vice president* in charge of human resources.

- -  William H. McDavid, general counsel.*


______________________________

*    This title is for both the holding company level and the bank level.

** This title is at the operating company level (i.e., bank or securities subsidiary).

*** Mr. Moran, who reports functionally to the Board of Directors, reports administratively to Mr. Kruse.





                                       2